                                                                  EXHIBIT 10(a)

===============================================================================




                                   AUGAT INC.





                                 NOTE AGREEMENT


                            Dated as of May 15, 1996




                    Re:      $40,000,000 Senior Notes
                              due February 1, 1999

                         $29,175,000 7.31% Senior Notes
                                due June 12, 2001

                         $29,175,000 7.56% Senior Notes
                                due June 12, 2006

                                       and

         Amending and Restating the Amended and Restated Note Agreements
                            Dated as of July 1, 1994





===============================================================================

                                TABLE OF CONTENTS

                          (Not a part of the Agreement)


SECTION                         HEADING                                  PAGE

ARTICLE I        TERMS APPLICABLE TO THE NOTES.............................2

SECTION 1.       DESCRIPTION OF NOTES......................................2

   Section 1.1.     Description of Notes...................................2
   Section 1.2.     Exchange of Notes; Commitment, Closing Date............3

SECTION 2.       PREPAYMENT OF NOTES.......................................3

   Section 2.1.     Required Prepayments...................................3
   Section 2.2.     Optional Prepayment With Premium.......................4
   Section 2.3.     Notice of Optional Prepayments.........................4
   Section 2.4.     Application of Prepayments.............................5
   Section 2.5.     Direct Payment.........................................5

SECTION 3.       REPRESENTATIONS...........................................5

   Section 3.1.     Representations of the Company.........................5
   Section 3.2.     Representations of the Noteholders.....................5

SECTION 4.       CONDITIONS PRECEDENT......................................6

   Section 4.1.     Conditions.............................................6
   Section 4.2.     Waiver of Conditions...................................7

SECTION 5.       COMPANY COVENANTS.........................................7

   Section 5.1.     Corporate Existence, Etc...............................7
   Section 5.2.     Insurance..............................................8
   Section 5.3.     Taxes, Claims for Labor and Materials,
                    Compliance with Laws...................................8
   Section 5.4.     Maintenance, Etc.......................................8
   Section 5.5.     Nature of Business.....................................8
   Section 5.6.     Limitations on Indebtedness............................9
   Section 5.7.     Interest Coverage......................................9
   Section 5.8.     Consolidated Net Worth.................................9
   Section 5.9.     Limitation on Liens...................................10
   Section 5.10.    No Sale and Leasebacks................................11
   Section 5.11.    Restricted Payments...................................12
   Section 5.12.    Investments...........................................13
   Section 5.13.    Mergers, Consolidations and Sales of Assets...........14
   Section 5.14.    Guaranties............................................17
   Section 5.15.    Repurchase of Notes...................................18




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


   Section 5.16.    Transactions with Affiliates..........................18
   Section 5.17.    ERISA Compliance......................................18
   Section 5.18.    Reports and Rights of Inspection......................19

SECTION 6.       EVENTS OF DEFAULT AND REMEDIES THEREFOR..................22

   Section 6.1.     Events of Default.....................................22
   Section 6.2.     Notice to Noteholders.................................24
   Section 6.3.     Acceleration of Maturities............................24
   Section 6.4.     Rescission of Acceleration............................24

SECTION 7.       AMENDMENTS, WAIVERS AND CONSENTS.........................25

   Section 7.1.     Consent Required......................................25
   Section 7.2.     Solicitation of Noteholders...........................25
   Section 7.3.     Effect of Amendment or Waiver.........................26

SECTION 8.       INTERPRETATION OF AGREEMENT; DEFINITIONS.................26

   Section 8.1.     Definitions...........................................26
   Section 8.2.     Accounting Principles.................................35
   Section 8.3.     Directly or Indirectly................................35

SECTION 9.       MISCELLANEOUS............................................35

   Section 9.1.     Registered Notes......................................35
   Section 9.2.     Exchange of Notes.....................................35
   Section 9.3.     Loss, Theft, Etc. of Notes............................36
   Section 9.4.     Expenses, Stamp Tax Indemnity.........................36
   Section 9.5.     Powers and Rights Not Waived; Remedies Cumulative.....36
   Section 9.6.     Notices...............................................36
   Section 9.7.     Successors and Assigns................................37
   Section 9.8.     Survival of Covenants and Representations.............37
   Section 9.9.     Severability..........................................37
   Section 9.10.    Governing Law.........................................37
   Section 9.11.    Captions..............................................37
   Section 9.12.    References to Original Note Agreements................37

ARTICLE II       AMENDMENTS TO EXHIBIT A TO ORIGINAL NOTE AGREEMENTS......38

Signatures................................................................39

ATTACHMENTS TO NOTE AGREEMENT:

Schedule I    --    Names and Addresses of Noteholders and Original Principal
                    Amount of 1999 Notes Held and Commitments in respect of New
                    Notes

Schedule II   --    Acceptable Insurers

Exhibit A-1   --    Form of Senior Note due February 1, 1999

Exhibit A-2   --    Form of 7.31% Senior Notes due June 12, 2001

Exhibit A-3   --    Form of 7.56% Senior Notes due June 12, 2006

Exhibit B     --    Representations and Warranties of the Company

Exhibit C     --    Description of Special Counsel's Closing Opinion

Exhibit D     --    Description of Closing Opinion of Counsel to the Company











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

                                   AUGAT INC.
                               89 FORBES BOULEVARD
                         MANSFIELD, MASSACHUSETTS 02048

                                 NOTE AGREEMENT

                Re:         $40,000,000 Senior Notes
                              due February 1, 1999

                         $29,175,000 7.31% Senior Notes
                                due June 12, 2001

                         $29,175,000 7.56% Senior Notes
                                due June 12, 2006

                                       and

         Amending and Restating the Amended and Restated Note Agreement
                            Dated as of July 1, 1994

                                                                   Dated as of
                                                                  May 15, 1996

To each Noteholder named in Schedule I

Ladies and Gentlemen:

       Reference is made to the separate Note Agreements, each dated as of February 1, 1992, between Augat Inc., a Massachusetts corporation (the "Company"), and each of the Purchasers identified in Schedule I thereto, each as amended by a First Amendment dated as of June 1, 1993 and each as amended and restated by an Amended and Restated Note Agreement dated as of July 1, 1994 (as so amended and restated, the "Original Note Agreements"), pursuant to which the Company has issued its Senior Secured Notes due February 1, 1999, in an aggregate original principal amount of $40,000,000 (the "1999 Notes"), of which an unpaid principal amount of $26,650,000 remains outstanding on the Closing Date (as hereinafter defined). The Company now desires to amend and restate the Original Note Agreements in their entirety by entering into this Note Agreement (this "Agreement") with each of the Noteholders. The Company further wishes to issue and sell to the Noteholders the 2001 Notes and the 2006 Notes (each as hereinafter defined) pursuant to the terms and conditions of this Agreement. The 1999 Notes, the 2001 Notes and the 2006 Notes are herein sometimes individually referred to as "Series" of Notes and collectively as the "Notes"; the 2001 Notes and the 2006 Notes are hereinafter sometimes referred to collectively as the "New Notes"; and the 1999 Notes and the New Notes are sometimes hereinafter referred to individually as a "Class" of Notes. The holders from time to time of a Series or Class of Notes are herein sometimes individually referred to as the "Noteholders of" such Series or Class of Notes and collectively as the "Noteholders". The Company hereby agrees with the Noteholders as follows:

                                   ARTICLE I
                          TERMS APPLICABLE TO THE NOTES

     This Article I sets forth the terms applicable to the New Notes and amends and restates in their entirety Sections 1 through 9 of the Original Note
Agreements:

SECTION 1.    DESCRIPTION OF NOTES.

     Section 1.1. Description of Notes. (a) The Company has issued the 1999 Notes dated the date of issue and bearing interest from such date at the rate of 8.61% per annum, payable semiannually in arrears on the first day of each February and August in each year and at maturity and bearing interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 10.61% per annum after maturity, whether by acceleration or otherwise, until paid. The 1999 Notes shall be expressed to mature on February 1, 1999, and shall be substantially in the form attached hereto as Exhibit A-1.

     (b) The Company will authorize the issue and sale of:

          (1) $29,175,000 aggregate principal amount of its 7.31% Senior Notes (the "2001 Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.31% per annum, payable semiannually in arrears on the twelfth day of each June and December in each year (commencing December 12, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.31% per annum after maturity, whether by acceleration or otherwise, until paid, to be expressed to mature on June 12, 2001 and to be substantially in the form attached hereto as Exhibit A-2; and

          (2) $29,175,000 aggregate principal amount of its 7.56% Senior Notes (the "2006 Notes") to be dated the date of issue, to bear interest from such date at the rate of 7.56% per annum, payable semiannually in arrears on the twelfth day of each June and December in each year (commencing December 12, 1996) and at maturity and to bear interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest at the rate of 9.56% per annum after maturity, whether by acceleration or otherwise, until paid, to be expressed to mature on June 12, 2006 and to be substantially in the form attached hereto as Exhibit A-3.



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
Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. If any principal on any Note shall be due on a day which is not a business day in the Commonwealth of Massachusetts, such principal shall be payable on the next succeeding business day in the Commonwealth of Massachusetts without additional interest. The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in [Section]2 of this Article I.

     Section 1.2. Exchange of Notes; Commitment, Closing Date. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth (i) each Noteholder of a 1999 Note agrees to tender the 1999 Notes held by such Noteholder on the Closing Date hereafter mentioned to the Company in exchange for a single registered 1999 Note in the form attached hereto as Exhibit A-1 in the same outstanding principal amount as the 1999 Note or 1999 Notes so tendered in exchange therefor (unless different denominations are specified by such Noteholder), registered in such Noteholder's name or in the name of such Noteholder's nominee, all as such Noteholder may specify at any time prior to the Closing Date, and (ii) the Company agrees to issue and sell to each Noteholder, and such Noteholder agrees to purchase from the Company, New Notes in the principal amount and of the Series set forth opposite such Noteholder's name on Schedule I hereto at a price of 100% of the principal amount thereof on the Closing Date hereinafter mentioned.

      Delivery of the New Notes will be made at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, against payment therefor in Federal Reserve or other funds current and immediately available at the principal office of The First National Bank of Chicago in the amount of the purchase price at 11:00 A.M. Chicago time, on June 25, 1996 or such later date (not later than June 28, 1996) as shall mutually be agreed upon by the Company and the Noteholders (the "Closing Date"). The New Notes delivered to each Noteholder on the Closing Date will be delivered to such Noteholder in the form of a single registered Note in the form attached hereto as Exhibit A-2 or A-3, as applicable, for the full amount of such Noteholder's purchase (unless different denominations are specified by such Noteholder), registered in such Noteholder's name or in the name of such Noteholder's nominee, all as such Noteholder may specify at any time prior to the date fixed for delivery. The obligations of each Noteholder shall be several and not joint and no Noteholder shall be liable or responsible for the acts of any other Noteholder.

SECTION 2.    PREPAYMENT OF NOTES.

     Section 2.1. Required Prepayments. (a) The Company agrees to make the following prepayments on each Series of Notes:

          (i) 1999 Notes. On the first day of February and August in each year, commencing February 1, 1995 and ending August 1, 1998, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the 1999 Notes an amount equal to the lesser of (i) $4,450,000 or (ii) the principal amount of the 1999 Notes then outstanding (it being acknowledged



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

     that such prepayments that were due prior to the date hereof have been made). The entire remaining principal amount of the 1999 Notes shall become due and payable on February 1, 1999.

          (ii) 2001 Notes. No mandatory prepayments of the 2001 Notes are scheduled to be made prior to their expressed maturity date.

          (iii) 2006 Notes. On June 12, in each year commencing June 12, 2000 and ending June 12, 2005, both inclusive, it will prepay and apply and there shall become due and payable on the principal indebtedness evidenced by the 2006 Notes an amount equal to the lesser of (i) $4,200,000 or (ii) the principal amount of 2006 Notes then outstanding. The entire remaining principal amount of the 2006 Notes shall become due and payable on June 12, 2006.

     No premium shall be payable in connection with any required prepayment of any Notes made pursuant to this [Section]2.1. Any prepayment of the Notes of any Series pursuant to the provisions of [Section]5.13(d) shall be credited against the obligations of the Company to make payment at maturity and the prepayments required on the Notes so prepaid in accordance with the terms of this [Section]2.1 in the inverse order of maturity. In the case of any partial prepayment of the Notes of any Series pursuant to the provisions of [Section]2.2 or any other purchase or redemption of less than all of the outstanding Notes of such Series, the prepayments of the Notes of such Series required to be made pursuant to the provisions of this [Section]2.1 shall be reduced by an amount that bears the same relationship to the amount of the prepayment of such Series required by this [Section]2.1 immediately prior to such partial prepayment of the Notes of such Series pursuant to the provisions of [Section]2.2, or any other purchase or redemption of less than all of the outstanding Notes of such Series, as the amount of such partial prepayment, purchase or redemption bears to the principal amount of the Notes of such Series outstanding immediately preceding such partial prepayment, purchase or redemption.

     Section 2.2. Optional Prepayment With Premium. In addition to any payments that may be required by [Section]2.1, upon compliance with [Section]2.3 the Company shall have the privilege, at any time and from time to time, of prepaying the outstanding Notes of any Class, either in whole or in part (but if in part then in a minimum principal amount of $1,000,000) by payment of the principal amount of the Notes of such Class, or portion thereof to be prepaid, and accrued interest thereon to the date of such prepayment, together with a premium equal to the Make-Whole Amount, determined as of two business days prior to the date of such prepayment pursuant to this [Section]2.2.

     Section 2.3. Notice of Optional Prepayments. The Company will give notice of any prepayment of the Notes of any Class pursuant to [Section]2.2 to each Noteholder of such Class not less than 30 days nor more than 60 days before the date fixed for such optional prepayment specifying (i) such date, (ii) the principal amount of the Noteholder's Notes of each Class to be prepaid on such date, (iii) that a premium may be payable, (iv) the date when such premium will be calculated, (v) the estimated premium, and (vi) the accrued interest applicable to the prepayment. Notice of prepayment having been so given, the aggregate principal amount of the Notes of such Class specified in such notice, together with accrued interest thereon and the premium, if any, payable with respect thereto shall become due and payable on the prepayment date specified in said notice. Not later than two business days prior to the prepayment date specified in such notice, the Company shall provide each Noteholder of a Note of such Class written notice of the premium, if any, payable in connection with such prepayment and, whether or not any premium is payable, a reasonably detailed computation of the Make-Whole Amount.

     Section 2.4. Application of Prepayments. All partial prepayments of the Notes of any Series pursuant to [Section]2.1 shall be applied on all outstanding Notes of such Series ratably in accordance with the unpaid principal amounts thereof. All partial prepayments of the Notes of any Class pursuant to [Section]2.2 shall be applied on all outstanding Notes of such Class ratably in accordance with the unpaid principal amounts thereof.

     Section 2.5. Direct Payment. Notwithstanding anything to the contrary contained in this Agreement or the Notes, in the case of any Note owned by you or your nominee or owned by any subsequent Institutional Holder which has given written notice to the Company requesting that the provisions of this [Section]2.5 shall apply, the Company will punctually pay when due the principal thereof, interest thereon and premium, if any, due with respect to said principal, without any presentment thereof, directly to you, to your nominee or to such subsequent Institutional Holder at your address or your nominee's address set forth in Schedule I hereto or such other address as you, your nominee or such subsequent Institutional Holder may from time to time designate in writing to the Company or, if a bank account with a United States bank is designated for you or your nominee on Schedule I or in any written notice to the Company from you, from your nominee or from any such subsequent Institutional Holder, the Company will make such payments in Federal Reserve funds to such bank account, marked for attention as indicated, or in such other manner or to such other account in any United States bank as you, your nominee or any such subsequent Institutional Holder may from time to time direct in writing. The Company shall cause all payments made by bank wire transfer to be transmitted by the initiating bank not later than 10:00 a.m., Chicago time, on the date such payment is due.

SECTION 3.    REPRESENTATIONS.

     Section 3.1. Representations of the Company. The Company represents and warrants that all representations and warranties set forth in Exhibit B are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full.

     Section 3.2. Representations of the Noteholders. Each Noteholder represents, and in entering into this Agreement the Company understands, that such Noteholder is acquiring the New Notes to be acquired by it for the purpose of investment and not with a view to the distribution thereof, and that such Noteholder has no present intention of selling, negotiating or otherwise disposing of the New Notes; it being understood, however, that the disposition of such Noteholder's property shall at all times be and remain within its control. Each such Noteholder further represents that at least one of the following statements is an accurate representation as to the source of funds to be used by such Noteholder to pay the purchase price of the New Notes purchased by it hereunder:

          (a) the source of funds to be used by such Noteholder to pay the purchase price of the Notes is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995), and there is no "employee benefit plan" (within the meaning of [Section]3(3) of ERISA or [Section] 4975(e)(1) of the Code, and treating as a single plan all plans maintained by the same employer (or affiliates thereof as defined in [Section] V(a)(1) of PTE 95-60) or employee organization) with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan exceed 10% of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in such Noteholder's most recent annual statement in the form required by the National Association of Insurance Commissioners as filed with such Noteholder's state of domicile; or

          (b) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Noteholder in which any employee benefit plan (or its related trust) has any interest, (i) such separate account is a "pooled separate account" within the meaning of Prohibited Transaction Class Exemption 90-1, as amended, in which case such Noteholder has disclosed to the Company the name of each employee benefit plan whose assets in such separate account exceed 10% of the total assets or are expected to exceed 10% of the total assets of such account as of the date of such purchase (and for the purposes of this paragraph (b), all employee benefit plans maintained by the same employer or employee organization are deemed to be a single plan), or (ii) such separate account contains only the assets of a specific employee benefit plan, complete and accurate information as to the identity of which such Noteholder has delivered to the Company.

As used in this [Section]3.2, the terms "employee benefit plan" and "separate account" shall have the respective meanings assigned to such terms in
Section 3 of ERISA.

SECTION 4.    CONDITIONS PRECEDENT.

     Section 4.1. Conditions. The effectiveness of the amendments to the Original Note Agreements contemplated hereby and the obligation of each Noteholder to purchase the New Notes to be purchased by it on the Closing Date shall be subject to the performance by the Company of its agreements hereunder which by the terms hereof are to be performed at or prior to the time of delivery of the New Notes and to the following further conditions precedent:

          (a) Closing Certificate. Such Noteholder shall have received a certificate dated the Closing Date, signed by the President or a Vice President of the Company, the truth and accuracy of which shall be a condition to the effectiveness of such amendments and to such Noteholder's obligation to purchase the New Notes proposed to be sold to such Noteholder to the effect that (i) the representations and warranties of the Company set forth in Exhibit B hereto are true and correct on and with respect to the Closing Date, (ii) the Company has performed all of its obligations hereunder which are to be performed on or prior to the Closing Date, and (iii) no Default or Event of Default has occurred and is continuing.

          (b) Legal Opinions. Such Noteholder shall have received from Chapman and Cutler, who are acting as special counsel to the Noteholders in this transaction, and from Hale and Dorr, counsel for the Company, their respective opinions dated the Closing Date, in form and substance satisfactory to such Noteholder, and covering the matters set forth in Exhibits C and D, respectively, hereto.

          (c) Related Transactions. The Company shall have consummated the sale of the entire principal amount of the New Notes scheduled to be sold on the Closing Date pursuant to this Agreement.

          (d) Satisfactory Proceedings. All proceedings taken in connection with the transactions contemplated by this Agreement, and all documents necessary to the consummation thereof, shall be satisfactory in form and substance to such Noteholder and such Noteholder's special counsel, and such Noteholder shall have received a copy (executed or certified as may be appropriate) of all legal documents or proceedings taken in connection with the consummation of said transactions.

     Section 4.2. Waiver of Conditions. If on the Closing Date the Company fails to tender to any Noteholder the New Notes to be issued to such Noteholder on such date or if the conditions specified in [Section]4.1 have not been fulfilled, such Noteholder may thereupon elect to be relieved of all further obligations under this Agreement. Without limiting the foregoing, if the conditions specified in [Section]4.1 have not been fulfilled, such Noteholder may waive compliance by the Company with any such condition to such extent as such Noteholder may in its sole discretion determine. Nothing in this [Section]4.2 shall operate to relieve the Company of any of its obligations hereunder or to waive any of your rights against the Company.

SECTION 5.    COMPANY COVENANTS.

     From and after the Closing Date and continuing so long as any amount remains unpaid on any Note:

     Section 5.1. Corporate Existence, Etc. The Company will preserve and keep in full force and effect, and will cause each Restricted Subsidiary to preserve and keep in full force and effect, its corporate existence and all licenses and permits necessary to the proper conduct of its business; provided, however, that the foregoing shall not prevent any transaction permitted by [Section]5.13, and, provided, further, that neither the Company nor any Restricted Subsidiary shall be required to preserve any license or permit, nor shall the Company be required to preserve the existence of any Restricted Subsidiary, if the Board of Directors of the Company shall have determined in good faith that the loss of such license or permit or, as the case may be, the dissolution of such Restricted Subsidiary is not, and will not be, adverse in any material respect to the business or properties of the Company and its Restricted Subsidiaries taken as a whole.

     Section 5.2. Insurance. The Company will maintain, and will cause each Restricted Subsidiary to maintain, insurance coverage with Acceptable Insurers in such forms and amounts and against such risks as are customary for corporations of established reputation engaged in the same or a similar business and owning and operating similar properties.

     Section 5.3. Taxes, Claims for Labor and Materials, Compliance with Laws. The Company will promptly pay and discharge when due, and will cause each Restricted Subsidiary promptly to pay and discharge when due, all lawful taxes, assessments and governmental charges or levies imposed upon the Company or such Restricted Subsidiary, respectively, or upon or in respect of all or any part of the property or business of the Company or such Restricted Subsidiary, all trade accounts payable in a timely manner such that vendors generally will not cease doing business with the Company or such Restricted Subsidiary, and all claims for work, labor or materials, which if unpaid might become a Lien upon any property of the Company or such Restricted Subsidiary; provided, however, that the Company or such Restricted Subsidiary shall not be required to pay any such tax, assessment, charge, levy, account payable or claim if (i) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company or such Restricted Subsidiary or any material interference with the use thereof by the Company or such Restricted Subsidiary, and (ii) the Company or such Restricted Subsidiary shall set aside on its books, reserves deemed by it to be adequate with respect thereto. The Company will promptly comply and will cause each Subsidiary to comply with all laws, ordinances or governmental rules and regulations to which it is subject including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and all laws, ordinances, governmental rules and regulations relating to environmental protection in all applicable jurisdictions, the violation of which could materially and adversely affect the properties, business, prospects, profits or condition of the Company and its Restricted Subsidiaries taken as a whole or would result in any Lien not permitted under [Section]5.9.

     Section 5.4. Maintenance, Etc. The Company will maintain, preserve and keep, and will cause each Restricted Subsidiary to maintain, preserve and keep, its properties which are used or useful in the conduct of its business (whether owned in fee or a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained.

     Section 5.5. Nature of Business. Neither the Company nor any Restricted Subsidiary will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Company and its Restricted Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Restricted Subsidiaries on the date of this Agreement.

     Section 5.6. Limitations on Indebtedness. (a) The Company will not permit any Restricted Subsidiary to create, assume or incur or in any manner be or become liable in respect of any Current Debt or Funded Debt, except:

          (1) Current Debt or Funded Debt of a Restricted Subsidiary to the Company or to a Wholly-owned Restricted Subsidiary;

          (2) Funded Debt of Restricted Subsidiaries outstanding as of May 31, 1996 and reflected in Annex C to Exhibit B hereto and any refinancing of such Funded Debt of Restricted Subsidiaries;

          (3) (i) Current Debt and Funded Debt of a Person existing at the time such Person becomes a Restricted Subsidiary, provided such Current Debt or Funded Debt was not incurred, extended or renewed in contemplation of such Person becoming a Restricted Subsidiary, and (ii) Current Debt and Funded Debt secured by Liens permitted by [Section]5.9(g)(ii), provided such Current Debt or Funded Debt was not incurred, extended or renewed in contemplation of the acquisition of the fixed assets subject to such Lien by such Restricted Subsidiary; and

          (4) additional Current Debt and Funded Debt of Restricted Subsidiaries, provided that at the time of issuance thereof and after giving effect thereto and to the application of the proceeds thereof Priority Obligations shall not exceed 15% of Consolidated Net Assets.

     (b) The Company will not, and will not permit any Restricted Subsidiary to, create, assume or incur or in any manner become liable in respect of any Current Debt or Funded Debt secured by Liens permitted by [Section]5.9(h) unless, at the time of incurrence thereof and after giving effect thereto and to the application of the proceeds thereof, Priority Obligations shall not exceed 15% of Consolidated Net Assets.

     (c) The Company will not permit the amount of Consolidated Total Debt outstanding at any time to exceed 55% of the sum at the time of (i) Consolidated Total Debt plus (ii) Consolidated Net Worth.

     Section 5.7. Interest Coverage. The Company will not permit, as at the end of each fiscal quarter, the ratio of (i) the sum of Earnings Before Interest and Taxes plus Consolidated Operating Lease Expense to (ii) the sum of Consolidated Total Interest Expense plus Consolidated Operating Lease Expense, in each case for the period of four consecutive fiscal quarters then ended, to be less than
1.75 to 1.0.

     Section 5.8. Consolidated Net Worth. The Company will not at any time permit Consolidated Net Worth to be less than the sum of (i) $187,500,000 plus
(ii) 50% of Consolidated Net Income for each then complete fiscal year of the Company subsequent to the fiscal year ended December 31, 1995 (or if such Consolidated Net Income is a deficit figure for such fiscal year, then zero).

     Section 5.9. Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, create or incur, or suffer to be incurred or to exist, any Lien on its or their property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its or their general creditors, or acquire or agree to acquire, or permit any Restricted Subsidiary to acquire, any property or assets upon conditional sales agreements or other title retention devices, except:

          (a) Liens for property taxes and assessments or governmental charges or levies and Liens securing claims or demands of mechanics and materialmen, provided payment thereof is not at the time required by [Section]5.3;

          (b) Liens of or resulting from any prejudgment attachment, judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Company or a Restricted Subsidiary shall at any time in good faith be prosecuting a defense (in the case of a prejudgment attachment) or an appeal or proceeding for a review (in the case of a judgment or award) and in respect of which, in the case of a judgment or award, a stay of execution pending such appeal or proceeding for review shall have been secured;

          (c) Liens incidental to the conduct of business or the ownership of properties and assets (including Liens in connection with worker's compensation, unemployment insurance and other like laws, warehousemen's and attorneys' liens and statutory landlords' liens) and Liens to secure the performance of bids, tenders or trade contracts, or to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate actions or proceedings;

          (d) minor survey exceptions or minor encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of the activities of the Company and its Restricted Subsidiaries or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Company and its Restricted Subsidiaries;

          (e) Liens securing Indebtedness of a Restricted Subsidiary to the Company or to another Wholly-owned Restricted Subsidiary;

          (f) Liens existing as of May 31, 1996 and reflected in Annex C to Exhibit B hereto and any extension or replacement of such Liens in connection with the refinancing of the Indebtedness secured thereby, provided that (i) such Liens are not extended to cover any other property of the Company or any Restricted Subsidiary, and (ii) such Indebtedness shall have been incurred within the applicable limitations provided in [Section]5.6;

          (g) Liens incurred after the Closing Date:

               (i) given to secure the payment of the purchase price incurred in connection with the acquisition of fixed assets useful and intended to be used in carrying on the business of the Company or a Restricted Subsidiary,

               (ii) existing on fixed assets at the time of acquisition thereof by the Company or a Restricted Subsidiary, whether or not such Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition by the Company or a Restricted Subsidiary, or

               (iii) existing on fixed assets at the time of acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, whether or not such Liens were given to secure the payment of the purchase price of the fixed assets to which they attach so long as they were not incurred, extended or renewed in contemplation of such acquisition by the Company or a Restricted Subsidiary of any business entity then owning such fixed assets, provided that (x) the Lien shall attach solely to the fixed assets so acquired or purchased (in the case of Liens referred to in clauses (i) and (ii)) or fixed assets of the business entity so acquired (in the case of Liens referred to in clause (iii)), (y) at the time of acquisition of such fixed assets (in the case of Liens referred to in clauses (i) and (ii)), the aggregate amount remaining unpaid on all Indebtedness secured by Liens on such fixed assets whether or not assumed by the Company or a Restricted Subsidiary shall not exceed an amount equal to the lesser of the total purchase price or fair market value at the time of acquisition of such fixed assets (as determined in good faith by the Company), and (z) all such Indebtedness shall have been incurred within the applicable limitations provided in [Section]5.6; and

               (h) Liens in addition to those permitted by the foregoing paragraphs (a) through (g), both inclusive, of this [Section]5.9, provided that at the time of creation thereof and after giving effect to the incurrence of any Indebtedness to be secured thereby and to the application of the proceeds thereof Priority Obligations shall not exceed 15% of Consolidated Net Assets.

     Section 5.10. No Sale and Leasebacks. Except for Capitalized Leases incurred within the limitations of [Sections]5.6 and 5.9(g), the Company will not, and will not permit any Restricted Subsidiary to, enter into any arrangement whereby the Company or any Restricted Subsidiary shall sell or transfer any property owned by the Company or any Restricted Subsidiary to any Person other than the Company or a Restricted Subsidiary and thereupon the Company or any Restricted Subsidiary shall lease or intend to lease, as lessee, the same property.

     Section 5.11. Restricted Payments. (a) The Company will not except as hereinafter provided:

          (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class (except dividends or other distributions payable solely in shares of capital stock of the Company);

          (ii) Directly or indirectly, or through any Subsidiary, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

          (iii) Make any other payment or distribution, either directly or indirectly or through any Subsidiary, in respect of its capital stock;

(such declarations or payments of dividends, purchases, redemptions or retirements of capital stock and warrants, rights or options and all such other payments or distributions being herein collectively called "Restricted Payments"), if after giving effect thereto (i) any Event of Default shall have occurred and be continuing or (ii) the aggregate amount of Restricted Payments made during the period from and after January 1, 1996 to and including the date of the making of the Restricted Payment in question would exceed the sum of (x) $10,000,000 plus (y) 50% of Consolidated Net Income for such period, computed on a cumulative basis for said entire period (or if such Consolidated Net Income is a deficit figure, then minus 100% of such deficit) plus (z) the net cash proceeds to the Company from the issue or sale during such period of shares of capital stock of the Company or warrants, rights or options to purchase or acquire any shares of its capital stock); provided, however, that this [Section]5.11(a) shall not prevent the payment of any dividend within 90 days after the declaration thereof if at the date of declaration (i) such payment would comply with the provisions of this [Section]5.11(a), and (ii) the Board of Directors of the Company believed in good faith that such payment would comply with the provisions of this [Section]5.11(a) on the date of payment.

     (b) The Company will not declare any dividend which constitutes a Restricted Payment payable more than 90 days after the date of declaration thereof.

     (c) For the purposes of this [Section]5.11, the amount of any Restricted Payment declared, paid or distributed in property shall be deemed to be the greater of the book value or fair market value (as determined in good faith by the Board of Directors of the Company) of such property at the time of the making of the Restricted Payment in question.

     (d) The Company will not, and will not permit any Restricted Subsidiary to, enter into any contractual arrangement whereby the Company or any Restricted Subsidiary shall agree to any direct or indirect limitation or restriction on the ability of any Restricted Subsidiary to:

          (i) Declare or pay any dividends, either in cash or property, on any shares of its capital stock of any class;

          (ii) Purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock; or

          (iii) Make any other payment or distribution, either directly or indirectly, in respect of its capital stock.

     Section 5.12. Investments. The Company will not, and will not permit any Restricted Subsidiary to, make any Investments, other than:

          (a) Investments by the Company and its Restricted Subsidiaries in and to Restricted Subsidiaries, including any Investment in a corporation which, after giving effect to such Investment, will become a Restricted Subsidiary and any Investments in a Person which has become, subsequent to the date of such Investment, and remains a Restricted Subsidiary;

          (b) Investments in commercial paper issued by a corporation organized under the laws of the United States of America, any state thereof or the District of Columbia, maturing in 270 days or less from the date of issuance which, at the time of acquisition by the Company or any Restricted Subsidiary, is accorded a rating of A2 or better by S&P, or P2 or better by Moody's or an equivalent rating by another nationally recognized credit rating agency of similar standing;

          (c) Investments in (i) direct obligations of the United States of America or any agency or instrumentality of the United States of America, the payment or guarantee of which constitutes a full faith and credit obligation of the United States of America, in either case, maturing in twelve months or less from the date of acquisition thereof, and (ii) repurchase agreements fully secured by underlying securities of the type described in clause (i) and issued by a bank or trust company meeting the requirements of paragraph (d) of this [Section]5.12;

          (d) Investments in demand deposits and certificates of deposit maturing within one year from the date of issuance thereof (i) in or issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Restricted Subsidiary, rated A- or better by S&P or A3 or better by Moody's, and (ii) in or issued by a bank or trust company organized under law other than those of the United States or any state thereof, having capital, surplus and undivided profits aggregating at least $100,000,000 and having a credit rating of B/C or better and a "legal rating" of 3 or better by IBCA Banking Analysis Ltd.;

          (e) Investments in direct obligations of Canada, the payment of which constitutes a full faith and credit obligation of Canada maturing in twelve months or less from the date of acquisition thereof, provided that (i) the aggregate amount thereof shall not exceed $10,000,000 at any time outstanding and (ii) at the time of acquisition by the Company or any Restricted Subsidiary such Investment is accorded a rating of AA+ or better by S&P or Aa-1 or better by Moody's;

          (f) loans or advances in the usual and ordinary course of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company or any Restricted Subsidiary;

          (g) receivables arising from the sale of goods and services in the ordinary course of business of the Company and its Restricted Subsidiaries;

          (h) Investments in any Compatible Business Entity, provided that, after giving effect to such Investment, the aggregate outstanding amount of the Investments of the Company and its Restricted Subsidiaries in Compatible Business Entities as permitted by this paragraph does not exceed 15% of Consolidated Net Worth at the time of such Investment; and

          (i) other Investments (in addition to those permitted by the foregoing provisions of this [Section]5.12), provided that the aggregate amount of the Investments of the Company and its Restricted Subsidiaries permitted by this paragraph shall not exceed 15% of Consolidated Net Worth at any time outstanding.

     In valuing any Investments for the purpose of applying the limitations set forth in this [Section]5.12, such Investments shall be taken at the original cost thereof, without allowance for any subsequent write-offs or appreciation or depreciation therein, but less any amount repaid or recovered on account of capital or principal.

     For purposes of this [Section]5.12, at any time when a corporation becomes a Restricted Subsidiary, all Investments of such corporation at such time shall be deemed to have been made by such corporation, as a Restricted Subsidiary, at such time.

     Section 5.13. Mergers, Consolidations and Sales of Assets. (a) The Company will not, and will not permit any Restricted Subsidiary to, (i) consolidate with or be a party to a merger with any other corporation or (ii) sell, lease or otherwise dispose of all or any substantial part (as defined in paragraph (d) of this [Section]5.13) of the assets of the Company and its Restricted Subsidiaries; provided, however, that:

          (1) any Restricted Subsidiary may merge or consolidate with or into the Company or any Wholly-owned Restricted Subsidiary so long as
     (i) in any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving any Wholly-owned Subsidiary (other than a merger or consolidation of a Wholly-owned Subsidiary into or with the Company or another Wholly-owned Subsidiary), such Wholly-owned Subsidiary shall be the surviving or continuing corporation;

          (2) the Company may consolidate or merge with any other corporation if
     (i) either (A) the Company shall be the surviving or continuing corporation, or (B) if the Company is not the surviving or continuing corporation, the corporation (hereinafter called the "Surviving Company") formed by such consolidation or the corporation into which the Company shall have been merged (y) shall be a corporation organized under the laws of the United States, or any state, territory or possession of the United States or the District of Columbia, (z) shall have expressly and unconditionally assumed by a written instrument satisfactory in form to the Noteholders the due and punctual payment of the principal of and interest and premium, if any, on the Notes and the due and punctual performance of all the covenants and conditions of this Agreement and shall have furnished the Noteholders an opinion of counsel satisfactory to such Noteholders to the effect that the instrument has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Corporation enforceable in accordance with its terms, and (ii) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

          (3) any Restricted Subsidiary may sell, lease or otherwise dispose of all or any substantial part of its assets to the Company or any Wholly-owned Restricted Subsidiary; and

          (4) any Restricted Subsidiary may consolidate or merge with any other corporation if (i) either (A) such Restricted Subsidiary shall be the surviving or continuing corporation, or (B) if such Restricted Subsidiary is not the surviving or continuing corporation, the corporation (hereinafter called the "Surviving Subsidiary") formed by such consolidation or the corporation into which such Restricted Subsidiary shall have been merged shall, after giving effect thereto, be a Restricted Subsidiary, (ii) such consolidation or merger does not result in a violation of paragraph (b) or paragraph (c) of this Section, (iii) if such Restricted Subsidiary is a Wholly-owned Restricted Subsidiary prior to such consolidation or merger, after giving effect thereto, the Surviving Subsidiary shall be a Wholly-owned Restricted Subsidiary, and (iv) at the time of such consolidation or merger and after giving effect thereto no Default or Event of Default shall have occurred and be continuing;

     (b) The Company will not permit any Restricted Subsidiary to issue or sell any shares of stock of any class (including as "stock" for the purposes of this [Section]5.13, any warrants, rights or options to purchase or otherwise acquire stock or other Securities exchangeable for or convertible into stock) of such Restricted Subsidiary to any Person other than the Company or a Wholly-owned Restricted Subsidiary, except for the purpose of qualifying directors, or except in satisfaction of the validly pre-existing preemptive rights of minority shareholders in connection with the simultaneous issuance of stock to the Company and/or a Restricted Subsidiary whereby the Company and/or such Restricted Subsidiary maintain their same proportionate interest in such Restricted Subsidiary.

     (c) The Company will not sell, transfer or otherwise dispose of any shares of stock of any Restricted Subsidiary (except to qualify directors) or any Indebtedness of any Restricted Subsidiary, and will not permit any Restricted Subsidiary to sell, transfer or otherwise dispose of (except to the Company or a Wholly-owned Restricted Subsidiary) any shares of stock or any Indebtedness of any other Restricted Subsidiary, unless:

          (1) simultaneously with such sale, transfer, or disposition, all shares of stock and all Indebtedness of such Restricted Subsidiary at the time owned by the Company and by every other Restricted Subsidiary shall be sold, transferred or disposed of as an entirety;

          (2) the Board of Directors of the Company shall have determined, as evidenced by a resolution thereof, that the proposed sale, transfer or disposition of said shares of stock and Indebtedness is in the best interests of the Company;

          (3) said shares of stock and Indebtedness are sold, transferred or otherwise disposed of to a Person, on terms reasonably deemed by the Board of Directors to be adequate and satisfactory;

          (4) the Restricted Subsidiary being disposed of shall not have any continuing investment in the Company or any other Restricted Subsidiary which is not being simultaneously disposed of; and

          (5) such sale or other disposition does not involve a substantial part (as hereinafter defined) of the assets of the Company and its Restricted Subsidiaries.

     (d) As used in this [Section]5.13, a sale, lease or other disposition of assets shall be deemed to be a "substantial part" of the assets of the Company and its Restricted Subsidiaries if either (i) the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the 12-month period ending with the date of such sale, lease or other disposition, exceeds 10% of Consolidated Net Assets, determined as of the end of the fiscal year immediately preceding the date of such sale, lease or other disposition, or (ii) the book value of such assets, when added to the book value of all other assets sold, leased or otherwise disposed of by the Company and its Restricted Subsidiaries (other than in the ordinary course of business) during the entire period beginning on January 1, 1996 and ending with the date of such sale, lease or other disposition, exceeds 25% of Consolidated Net Assets, determined as of the end of the fiscal year immediately preceding the date of such sale, lease or other disposition. So much of the Net Proceeds Amount for any sale, lease or other disposition of assets as shall have been applied to a Debt Prepayment Application or a Property Reinvestment Application within 12 months after the consummation of such sale, lease or other disposition shall be deducted from any calculation of "substantial part" as of a date on or after the Net Proceeds Amount is so applied. For purposes of any calculation of "substantial part":

          (1) "Debt Prepayment Application" means, with respect to any sale, lease or disposition, the application by the Company or its Restricted Subsidiaries of cash in an amount equal to the Net Proceeds Amount with respect to such sale, lease or disposition to pay Funded Debt of the Company or any of its Restricted Subsidiaries (other than Funded Debt owing to the Company, any of its Restricted Subsidiaries or any Affiliate), provided that in the course of making such application the Company shall offer to prepay each outstanding Note in accordance with [Section]5.15 in a principal amount which equals the Ratable Portion for such Note, together with accrued interest on the amount so prepaid through the date of prepayment, but without premium. If any Noteholders fails to accept such offer of prepayment, then, for purposes of such Debt Prepayment Application only, the Company nevertheless will be deemed to have paid Funded Debt in an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Proceeds Amount being so applied to the payment of Funded Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Funded Debt of the Company and its Restricted Subsidiaries.

          (2) "Net Proceeds Amount" means, with respect to any sale, lease or other disposition of any Property by any Person, an amount equal to the difference of

               (A) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such sale, lease or other disposition) received by such Person in respect of such sale, lease or other disposition, minus

               (B) (i) the amount of any Indebtedness of such Person secured by such Property which is required to be repaid upon such sale, lease or other disposition, (ii) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, lease or other disposition, including without limitation sales and other commissions and legal expenses, and (iii) taxes reasonably estimated to be payable with respect to any gain in connection with such sale, lease or other disposition.

          (3) "Property Reinvestment Application" means the application of an amount equal to the Net Proceeds Amount with respect to such sale, lease or other disposition to the acquisition by the Company or any Restricted Subsidiary of operating assets of the Company or any Subsidiary to be used in the business of such Person, provided that no such operating asset shall at any time be subject to a Lien of the type permitted by [Section]5.9(g) or a Capitalized Lease unless such Net Proceeds Amount is attributable to the sale, lease or other disposition of Property which was itself subject to a Lien.

     Section 5.14. Guaranties. The Company will not, and will not permit any Restricted Subsidiary to, become or be liable in respect of any Guaranty except Guaranties by the Company or any Restricted Subsidiary which (i) are limited in amount to a stated maximum dollar exposure, which amount is included in Current Debt or Funded Debt, or

(ii) constitute Guaranties of obligations incurred by any Restricted Subsidiary or the Company in compliance with the provisions of this Agreement.

     Section 5.15. Repurchase of Notes. Neither the Company nor any
Restricted Subsidiary or Affiliate, directly or indirectly, may repurchase or make any offer to repurchase any Notes unless an offer has been made to repurchase Notes, pro rata, from all Noteholders at the same time and upon the same terms. In case the Company repurchases or otherwise acquires any Notes, such Notes shall immediately thereafter be cancelled and no Notes shall be issued in substitution therefor. Without limiting the foregoing, upon the purchase or other acquisition of any Notes by the Company, any Restricted Subsidiary or any Affiliate, such Notes shall no longer be outstanding for purposes of any section of this Agreement relating to the taking by the Noteholders of any actions with respect hereto, including, without limitation, [Section]6.3, [Section]6.4 and [Section]7.1.

     Section 5.16. Transactions with Affiliates. The Company will not, and will not permit any Restricted Subsidiary to, enter into or be a party to any transaction or arrangement with any Affiliate (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any Affiliate), except in the ordinary course of and pursuant to the reasonable requirements of the Company's or such Restricted Subsidiary's business and upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than would obtain in a comparable arm's-length transaction with a Person other than an Affiliate.

      Section 5.17. ERISA Compliance.

     (a) Relationship of Vested Benefits to Plan Assets. Neither the Company nor any Subsidiary will permit any Plans at any time maintained by the Company or any Subsidiary to have any Unfunded Vested Pension Liabilities in excess of $1,000,000 in the aggregate. As used herein "Unfunded Vested Pension Liability" shall mean an excess of the actuarial present value of accumulated vested Plan benefits as at the end of immediately preceding Plan year of such Plans (or as of any more recent valuation date) over the net assets allocated to such Plans which are available for benefits, all as determined and disclosed in the most recent actuarial valuation report for such Plans. All assumptions and methods used to determine the actuarial valuation of vested employee benefits under any Plan at any time maintained by the Company or any Subsidiary and the present value of assets of such Plans shall be reasonable in the aggregate in the good faith judgment of the Company and shall comply with all requirements of law.

     (b) Prohibited Action. Neither the Company nor any Subsidiary will:

          (i) cause any Plan which it maintains or in which it participates at any time to engage in any non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan which could materially and adversely affect the properties, businesses, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries;

          (ii) fail to correct any "accumulated funding deficiency" (as such term is defined in ERISA) with respect to any employee benefit plan maintained by it within 30 days of becoming aware of such deficiency; or

          (iii) terminate any employee benefit plan maintained by it in a manner which could result in the imposition of a lien on any Property of the Company or any of its Subsidiaries pursuant to ERISA.

     (c) Multiemployer Plan Liability and Termination of Pension Plans. The Company will not and will not permit any Subsidiary to withdraw from any Multiemployer Plan if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) which could materially and adversely affect the properties, businesses, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries. The Company and any Subsidiary will not permit any employee benefit plan maintained by it to be terminated if such termination could result in the imposition of a Lien on any property of the Company or any Subsidiary pursuant to Section 4068 of ERISA.

     Section 5.18. Reports and Rights of Inspection. The Company will keep, and will cause each Restricted Subsidiary to keep, proper books of record and account in which full and correct entries will be made of all dealings or transactions of, or in relation to, the business and affairs of the Company or such Restricted Subsidiary, in accordance with GAAP consistently applied (except for changes disclosed in the financial statements furnished to you pursuant to this [Section]5.18 and concurred in by the independent public accountants referred to in [Section]5.18(b) hereof), and will furnish to you so long as you are a Noteholder and to each other Institutional Holder of the then outstanding Notes (in duplicate if so specified below or otherwise requested) and, in the case of the financial statements delivered pursuant to [Section]5.18(b) hereof, to the Securities Valuations Office, National Association of Insurance Commissioners, 195 Broadway, New York, New York 10007:

          (a) Quarterly Statements. As soon as available and in any event within 45 days after the end of each quarterly fiscal period (except the last) of each fiscal year, copies of:

               (1) consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the close of such quarterly fiscal period, setting forth in comparative form the consolidated figures for the fiscal year then most recently ended,

               (2) consolidated and consolidating statements of income of the Company and its Restricted Subsidiaries for such quarterly fiscal period and for the portion of the fiscal year ending with such quarterly fiscal period, in each case setting forth in comparative form the consolidated figures for the corresponding periods of the preceding fiscal year, and

               (3) consolidated and, if then being prepared, consolidating statements of cash flows of the Company and its Restricted Subsidiaries for the portion of the fiscal year ending with such quarterly fiscal period, setting forth in comparative form the consolidated figures for the corresponding period of the preceding fiscal year, all in reasonable detail and certified as complete and correct by an authorized financial officer of the Company, subject to normal year-end adjustments;

     (b) Annual Statements. As soon as available and in any event within 90 days after the close of each fiscal year of the Company, copies of:

                    (1) consolidated and consolidating balance sheets of the
               Company and its Restricted Subsidiaries as of the close of such fiscal year,

                    (2) consolidated and consolidating statements of income of the Company and its Restricted Subsidiaries for such fiscal year, and

                    (3) consolidated and, if then being prepared, consolidating statements of retained earnings and cash flows of the Company and its Restricted Subsidiaries for such fiscal year,

     in each case setting forth in comparative form the consolidated figures for the preceding fiscal year, all in reasonable detail and accompanied by a report thereon, unqualified as to scope, of a firm of independent public accountants of recognized national standing selected by the Company to the effect that the consolidated financial statements present fairly, in all material respects, the consolidated financial position of the Company and its Restricted Subsidiaries as of the end of the fiscal year being reported on and the consolidated results of the operations and cash flows for said year in conformity with GAAP and that the examination of such accountants in connection with such financial statements has been conducted in accordance with generally accepted auditing standards and included such tests of the accounting records and such other auditing procedures as said accountants deemed necessary in the circumstances;

          (c) Audit Reports. Promptly upon receipt thereof, one copy of each interim or special audit made by independent accountants of the books of the Company or any Restricted Subsidiary;

          (d) SEC and Other Reports. Promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company to stockholders generally and of each regular or periodic report, and any registration statement or prospectus filed by the Company or any Subsidiary with any securities exchange or the Securities and Exchange Commission or any successor agency, and copies of any orders in any proceedings to which the Company or any of its Subsidiaries is a party, issued by any governmental agency, Federal or state, having jurisdiction over the Company or any of its Subsidiaries and which, if determined adversely to the Company or a Restricted Subsidiary, might have a material, adverse effect on the condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries, taken as a whole;


          (e) ERISA Reports. Promptly upon obtaining knowledge of the occurrence thereof, written notice of (i) a Reportable Event with respect to any Plan;
     (ii) the institution of any steps by the Company, any ERISA Affiliate, the PBGC or any other person to terminate any Plan; (iii) the institution of any steps by the Company or any ERISA Affiliate to withdraw from any Plan;
     (iv) a non-exempt "prohibited transaction" within the meaning of Section 406 of ERISA in connection with any Plan; (v) any material increase in the contingent liability of the Company or any Restricted Subsidiary with respect to any post-retirement welfare liability; or (vi) the taking of any action by, or the threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing;

          (f) Officer's Certificates. Within the periods provided in paragraphs
     (a) and (b) above, a certificate of an authorized financial officer of the Company stating that such officer has reviewed the provisions of this Agreement and setting forth: (i) the information and computations (in sufficient detail) required in order to establish whether the Company was in compliance with the requirements of [Section]5.6 through [Section]5.13 at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether, to the best of such officer's knowledge, there exists on the date of the certificate or existed at any time during the period covered by such financial statements any Default or Event of Default and, if any such condition or event exists on the date of the certificate, specifying the nature and period of existence thereof and the action the Company is taking and proposes to take with respect thereto;

          (g) Accountant's Certificates. Within the period provided in paragraph
     (b) above, a certificate of the accountants who render an opinion with respect to such financial statements, stating that they have reviewed this Agreement and stating further whether, in making their audit, such accountants have become aware of any Default or Event of Default under any of the terms or provisions of this Agreement insofar as any such terms or provisions pertain to or involve accounting matters or determinations, and if any such condition or event then exists, specifying the nature and period of existence thereof;

          (h) Litigation. Promptly upon the occurrence thereof, notice of any litigation, arbitration proceeding or other proceeding before any governmental or regulatory authority or agency, and any material development in respect of such litigation or proceeding, affecting the Company or any Subsidiary, other than any such litigation or proceeding which, if adversely determined, would not have a material adverse affect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole;

          (i) Unrestricted Subsidiaries. Within the respective periods provided in paragraphs (a) and (b) above, financial statements of the type and for the dates and periods as in said paragraphs (a) and (b) provided covering each Unrestricted Subsidiary (or groups of Unrestricted Subsidiaries on a consolidated basis); and

          (j) Requested Information. With reasonable promptness, such other data and information as you or any such Institutional Holder may reasonably request.

Without limiting the foregoing, the Company will permit you, so long as you are a Noteholder, and each Institutional Holder of the then outstanding Notes (or such Persons as either you or such Institutional Holder may designate), to visit and inspect, under the Company's guidance, any of the properties of the Company or any Restricted Subsidiary, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom and to discuss their respective affairs, finances and accounts with their respective officers, employees, and independent public accountants (and by this provision the Company authorizes said accountants to discuss with you the finances and affairs of the Company and its Restricted Subsidiaries) all at such reasonable times and as often as may be reasonably requested; provided, however, that if a Default or Event of Default shall have occurred and be continuing, such visitations and inspections may be made at any time and as often as requested. The Company shall not be required to pay or reimburse you or any such Noteholder for expenses which you or any such Noteholder may incur in connection with any such visitation or inspection; provided, however that if such visitation or inspection is made during any period when a Default or an Event of Default shall have occurred and be continuing, the Company agrees to reimburse you or such Noteholder for all such expenses promptly upon demand.

SECTION 6.    EVENTS OF DEFAULT AND REMEDIES THEREFOR.

     Section 6.1. Events of Default;. Any one or more of the following shall constitute an "Event of Default" as such term is used herein with respect to any Series of Notes:

          (a) Default shall occur in the payment of interest on any Note of such Series when the same shall have become due and such default shall continue for more than five days; or

          (b) Default shall occur in the making of any required prepayment on any of the Notes of such Series as provided in [Section]2.1; or

          (c) Default shall occur in the making of any other payment of the principal of any Note of such Series or premium, if any, thereon at the expressed or any accelerated maturity date or at any date fixed for prepayment; or

          (d) Default shall be made in the payment when due (whether by lapse of time, by declaration, by call for redemption or otherwise) of the principal of or interest on any Funded Debt or Current Debt (other than the Notes of such Series) of the Company (including any other Series of Notes) or any Restricted Subsidiary in an aggregate amount of $5,000,000 or more and such default shall continue beyond the period of grace, if any, allowed with respect thereto; or

          (e) Default or the happening of any event shall occur under any indenture, agreement or other instrument under which any Funded Debt or Current Debt of the Company (including this Agreement as it relates to any other Series of Notes) or any Restricted Subsidiary in an aggregate amount of $5,000,000 or more may be issued and such default or event shall continue for a period of time sufficient to permit the acceleration of the maturity of any Funded Debt or Current Debt of the Company or any Restricted Subsidiary outstanding thereunder; or

          (f) Default shall occur in the observance or performance of any covenant or agreement contained in [Section]5.6 through [Section]5.13 (other than paragraphs (a) and (b) of [Section]5.9) or [Section]6.2; or

          (g) Default shall occur in the observance or performance of any other provision of this Agreement which is not remedied within 30 days after the earlier of (i) the day on which the Company first obtains knowledge of such default, or (ii) the day on which written notice thereof is given to the Company by the Noteholder of any Note; or

          (h) Any representation or warranty made by the Company herein or made by the Company in any statement or certificate furnished by the Company in connection with the consummation of the issuance and delivery of the Notes or furnished by the Company pursuant hereto, is untrue in any material respect as of the date of the issuance or making thereof; or

          (i) Final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is or are outstanding against the Company or any Restricted Subsidiary or against any property or assets of either and one or more judgments aggregating such amount have remained unpaid, unvacated, unbonded or unstayed by appeal or otherwise for a period of 30 days from the date of its or their entry; or

          (j) A custodian, liquidator, trustee or receiver is appointed for the Company or any Restricted Subsidiary or for the major part of the property of either and is not discharged within 30 days after such appointment; or

          (k) The Company or any Restricted Subsidiary becomes insolvent or bankrupt, is generally not paying its debts as they become due or makes an assignment for the benefit of creditors, or the Company or any Restricted Subsidiary applies for or consents to the appointment of a custodian, liquidator, trustee or receiver for the Company or such Restricted Subsidiary or for the major part of the property of either; or

          (l) Bankruptcy, reorganization, arrangement or insolvency proceedings, or other proceedings for relief under any bankruptcy or similar law or laws for the relief of debtors, are instituted by or against the Company or any Restricted Subsidiary and, if instituted against the Company or any Restricted Subsidiary, are consented to or are not dismissed within 60 days after such institution.

        Section 6.2. Notice to Noteholders;. When any Default or Event of Default described in the foregoing [Section]6.1 has occurred, or if any Noteholder or holder of any other evidence of Funded Debt or Current Debt of the Company gives any notice or takes any other action with respect to a claimed default, the Company agrees to give notice within three business days of such event to all Noteholders of the Notes then outstanding.

        Section 6.3. Acceleration of Maturities;. When any Event of Default described in paragraph (a), (b) or (c) of [Section]6.1 has happened and is continuing with respect to any Note of any Series, any Noteholder of any Note of such Series may, by notice to the Company, declare the entire principal and all interest accrued on all Notes of such Series held by such Noteholder to be, and all such Notes of such Series held by such Noteholder shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived and when any Event of Default described in paragraphs (a) through (j), inclusive, of said [Section]6.1 has happened and is continuing, the Noteholder or Noteholders of 25% or more of the principal amount of Notes of such Series at the time outstanding may, by notice to the Company, declare the entire principal and all interest accrued on all Notes of such Series to be, and all Notes of such Series shall thereupon become, forthwith due and payable, without any presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived. When any Event of Default described in paragraph (k) or (l) of [Section]6.1 has occurred, then all outstanding Notes shall immediately become due and payable without presentment, demand or notice of any kind. Upon the Notes becoming due and payable as a result of any Event of Default as aforesaid, the Company will forthwith pay to the Noteholders the entire principal and interest accrued on the Notes and, to the extent not prohibited by applicable law, an amount as liquidated damages for the loss of the bargain evidenced hereby (and not as a penalty) equal to the Make-Whole Amount, determined as of the date on which the Notes shall so become due and payable (except that no such liquidated damages amount shall be payable in the case of an Event of Default described in paragraph (l) of [Section]6.1). No course of dealing on the part of any Noteholder nor any delay or failure on the part of any Noteholder to exercise any right shall operate as a waiver of such right or otherwise prejudice such Noteholder's rights, powers and remedies. The Company further agrees, to the extent permitted by law, to pay to the Noteholder or Noteholders all costs and expenses incurred by them in the collection of any Notes upon any default hereunder or thereon, including reasonable compensation to such Noteholder's or Noteholders' attorneys for all services rendered in connection therewith.

        Section 6.4. Rescission of Acceleration;. The provisions of [Section]6.3 are subject to the condition that if the principal of and accrued interest on all or any outstanding Notes of any Series have been declared immediately due and payable by reason of the occurrence of any Event of Default with respect to such Series described in paragraphs (a) through (j), inclusive, of [Section]6.1, the Noteholders of 51% in aggregate principal amount of the Notes of such Series then outstanding may, by written instrument filed with the Company, rescind and annul such declaration and the consequences thereof, provided that at the time such declaration is annulled and rescinded:

          (a) no judgment or decree has been entered for the payment of any monies due pursuant to the Notes of such Series or this Agreement;

          (b) all arrears of interest upon all the Notes of such Series and all other sums payable under the Notes of such Series and under this Agreement (except any principal, interest or premium on the Notes of such Series which has become due and payable solely by reason of such declaration under [Section]6.3) shall have been duly paid; and

          (c) each and every other Default and Event of Default shall have been made good, cured or waived pursuant to [Section]7.1;

and provided further, that no such rescission and annulment shall extend to or affect any subsequent Default or Event of Default or impair any right consequent thereto.

SECTION 7.    AMENDMENTS, WAIVERS AND CONSENTS.

     Section 7.1. Consent Required;. Any term, covenant, agreement or condition of this Agreement may, with the written consent of the Company, be amended or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively) as to any Series, if the Company shall have obtained the consent in writing of the Noteholders of at least 51% in aggregate principal amount of outstanding Notes of such Series; provided that without the written consent of the Noteholders of all of the Notes of such Series then outstanding, no such amendment or waiver shall be effective (i) which will change the time of payment (including any prepayment required by [Section]2.1) of the principal of or the interest on any Note of such Series or change the principal amount thereof or change the rate of interest thereon, (ii) which will change any of the provisions with respect to optional prepayments,
(iii) which will change the percentage of Noteholders of the Notes of such Series required to consent to any such amendment or waiver of any of the provisions of this [Section]7 or [Section]6 with respect such Series, or (iv) which will change the provisions of [Section]5.15 or [Section]7.2 with respect such Series. No amendment or waiver shall be effective if adopted during the period after any agreement to redeem, purchase, prepay or refinance less than all of the Notes of any Series and prior to the consummation of such redemption, purchase, prepayment or refinancing unless such amendment or waiver shall have been consented to by the Noteholders of at least 51% (or such greater percentage as shall be required by the foregoing sentence of this [Section]7.1) in aggregate principal amount of all Notes of such Series which will remain outstanding after giving effect to such redemption, purchase, prepayment or refinancing.

     Section 7.2. Solicitation of Noteholders;. So long as there are any Notes of any Series outstanding, the Company will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement as to such Series or the Notes of such Series unless each Noteholder of Notes of such Series (irrespective of the amount of Notes of such Series then owned by it) shall be informed thereof by the Company and shall be afforded the opportunity of considering the same and shall be supplied by the Company with sufficient information to enable it to make an informed decision with respect thereto. The Company will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Noteholder of Notes of any Series as consideration for or as an inducement to entering into by any Noteholder of Notes of any Series of any waiver or amendment of any of the terms and provisions of this Agreement as to such Series or the Notes of such Series unless such remuneration is concurrently offered, on the same terms, ratably to the Noteholders of all Notes of such Series then outstanding.


     Section 7.3. Effect of Amendment or Waiver;. Any such amendment or waiver as to any Series shall apply equally to all of the Noteholders of the Notes of such Series and shall be binding upon them, upon each future Noteholder of any Note of such Series and upon the Company, whether or not such Note shall have been marked to indicate such amendment or waiver. No such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon.

SECTION 8.    INTERPRETATION OF AGREEMENT; DEFINITIONS.

     Section 8.1. Definitions;. Unless the context otherwise requires, the terms hereinafter set forth when used herein shall have the following meanings and the following definitions shall be equally applicable to both the singular and plural forms of any of the terms herein defined:

     "Acceptable Insurers" shall mean financially sound and reputable insurers accorded a rating by A.M. Best Company, Inc. of A-:VII or higher at the time of issuance of such policy, but in any event shall include the insurers indicated on attached Schedule II.

     "Affiliate" shall mean any Person (other than a Restricted Subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 5% or more of any class of the Voting Stock of the Company or (iii) 5% or more of the Voting Stock (or in the case of a Person which is not a corporation, 5% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise.

     "Capitalized Lease" shall mean any lease the obligation for Rentals with respect to which is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries in accordance with GAAP.

     "Capitalized Rentals" of any Person shall mean as of the date of any determination thereof the amount at which the aggregate Rentals due and to become due under all Capitalized Leases under which such Person is a lessee would be reflected as a liability on a consolidated balance sheet of such Person.

     "Class" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Closing Date" shall have the meaning set forth in [Section]1.2.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall mean Augat Inc., a Massachusetts corporation, and any Person who succeeds to all, or substantially all, of the assets and business of Augat Inc.

     "Compatible Business Entity" shall mean a Person other than a Restricted Subsidiary, (i) the general nature of the business of which Person, together with its consolidated subsidiaries, at the time of an Investment in such Person by the Company or a Restricted Subsidiary is substantially similar to the general nature of the business engaged in by the Company and its Restricted Subsidiaries, taken on a consolidated basis, on the date of this Agreement, and
(ii) the aggregate unpaid principal amount of the Current Debt and Funded Debt of which Person and its consolidated subsidiaries, on a consolidated basis eliminating intercompany items, on the date of such Investment does not exceed 60% of the sum of the consolidated net worth and consolidated total debt of such Person and its consolidated subsidiaries.

     "Consolidated Funded Debt" shall mean all Funded Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Net Assets" shall mean as of the date of any determination thereof the total amount of all assets of the Company and its Restricted Subsidiaries after deducting therefrom all Restricted Investments (other than any Restricted Investment in Compatible Business Entities permitted under paragraphs (h) and (i) of [Section]5.12 and all items which in accordance with GAAP would be included on the liability and equity side of a consolidated balance sheet, except deferred income taxes, deferred investment tax credits, capital stock of any class, surplus, cumulative translation adjustments, without duplication, and Consolidated Funded Debt.

     "Consolidated Net Income" for any period shall mean the gross revenues of the Company and its Restricted Subsidiaries for such period less all expenses and other proper charges (including taxes on income), determined on a consolidated basis after eliminating earnings or losses attributable to outstanding Minority Interests, but excluding in any event:

          (a) any gains or losses on the sale or other disposition of Investments or fixed or capital assets (other than in the ordinary course of business), and any taxes on such excluded gains and any tax deductions or credits on account of any such excluded losses;

          (b) net earnings and losses of any Restricted Subsidiary accrued prior to the date it became a Restricted Subsidiary;

          (c) net earnings and losses of any corporation (other than a Restricted Subsidiary), substantially all the assets of which have been acquired in any manner by the Company or any Restricted Subsidiary, realized by such corporation prior to the date of such acquisition;

          (d) net earnings and losses of any corporation (other than a Restricted Subsidiary) with which the Company or a Restricted Subsidiary shall have consolidated or which shall have merged into or with the Company or a Restricted Subsidiary prior to the date of such consolidation or merger;

          (e) net earnings of any business entity (other than a Restricted Subsidiary) in which the Company or any Restricted Subsidiary has an ownership interest unless such net earnings shall have actually been received by the Company or such Restricted Subsidiary in the form of cash distributions;

          (f) any portion of the net earnings of any Restricted Subsidiary which for any reason is unavailable for payment of dividends to the Company or any other Restricted Subsidiary;

          (g) earnings resulting from any reappraisal, revaluation or write-up of assets;

          (h) any deferred or other credit representing any excess of the equity in any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary;

          (i) any gain arising from the acquisition of any Securities of the Company or any Restricted Subsidiary; and

          (j) other extraordinary items, including the restructuring charge taken in December 1995.

     "Consolidated Net Worth" shall mean as of the date of any determination thereof Consolidated Net Assets less all outstanding Funded Debt, deferred income taxes and deferred investment tax credits of the Company and its Restricted Subsidiaries.

     "Consolidated Operating Lease Expense" for any period shall mean amounts paid or accrued by the Company or any of its Restricted Subsidiaries with regard to obligations of the Company and its Restricted Subsidiaries under rental agreements or leases of personal property (other than amounts paid or accrued on Capitalized Leases).

      "Consolidated Total Debt" shall mean all Funded Debt and all Current Debt of the Company and its Restricted Subsidiaries, determined on a consolidated basis eliminating intercompany items.

     "Consolidated Total Interest Expense" for any period shall mean the aggregate amount of interest required to be paid or accrued by the Company and its Restricted Subsidiaries during such period on all Indebtedness of the Company and its Restricted Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases.

     "Current Debt" of any Person shall mean as of the date of any determination thereof (i) all Indebtedness of such Person for borrowed money other than Funded Debt of such Person and (ii) Guaranties by such Person of Current Debt of others.

     "Default" shall mean any event or condition the occurrence of which would, with the lapse of time or the giving of notice, or both, constitute an Event of Default.

     "Earnings Before Interest and Taxes" shall mean Consolidated Net Income for any period plus any amount deducted in arriving at such Consolidated Net Income in respect of the payment or provision for any income taxes or interest expense for such period, determined in accordance with GAAP.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

     "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in section 414(b) and 414(c), respectively, of the Code or Section 4001 of ERISA.

     "Event of Default" shall have the meaning set forth in [Section]6.1.

     "Fair Market Value" shall mean, at any time and with respect to any property, the sale value of such property that would be realized in an arm's-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     "Funded Debt" of any Person shall mean (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of one or more than one year from the date of origin thereof (or which is renewable or extendible at the option of the obligor for a period or periods more than one year from the date of origin), including all payments in respect thereof that are required to be made within one year from the date of any determination of Funded Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) all Capitalized Rentals of such Person, and (iii) all Guaranties by such Person of Funded Debt of others.

     "GAAP" shall mean generally accepted accounting principles at the time in the United States of America.

     "Guaranties" by any Person shall mean all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing, or in effect guaranteeing, any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, (y) to maintain working capital or other balance sheet condition or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purposes of all computations made under this Agreement, a Guaranty in respect of any Indebtedness for borrowed money shall be deemed to be Indebtedness equal to the principal amount of such Indebtedness for borrowed money which has been guaranteed, and a Guaranty in respect of any other obligation or liability or any dividend shall be deemed to be Indebtedness equal to the maximum aggregate amount of such obligation, liability or dividend.

     "Indebtedness" of any Person shall mean and include all obligations of such Person which in accordance with GAAP shall be classified upon a balance sheet of such Person as liabilities of such Person, and in any event shall include all
(i) obligations of such Person for borrowed money or which have been incurred in connection with the acquisition of property or assets, (ii) obligations secured by any Lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations,
(iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) Capitalized Rentals and (v) Guaranties of obligations of others of the character referred to in this definition.

     "Institutional Holder" shall mean any insurance company, bank, savings and loan association, trust company, investment company, charitable foundation, employee benefit plan (as defined in ERISA) or other institutional investor or financial institution.

     "Investments" shall mean all investments, in cash or by delivery of property made, directly or indirectly in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or Securities or by loan, advance, capital contribution or otherwise; provided, however, that "Investments" shall not mean or include routine investments in property to be used or consumed in the ordinary course of business.

     "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances (including, with respect to stock, stockholder agreements, voting trust agreements, buy-back agreements and all similar arrangements) affecting property. For the purposes of this Agreement, the Company or a Restricted Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, Capitalized Lease or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes and such retention or vesting shall constitute a Lien.

      "Make-Whole Amount" shall mean in connection with any prepayment or acceleration of the Notes the excess, if any, of (i) the aggregate present value as of the date of such prepayment of each dollar of principal being prepaid (taking into account the application of such prepayment required by [Section]2.1) and the amount of interest (exclusive of interest accrued to the date of prepayment) that would have been payable in respect of such dollar if such prepayment had not been made, determined by discounting on a semiannual basis such amounts at the Reinvestment Rate from the respective dates on which they would have been payable, over (ii) 100% of the principal amount of the outstanding Notes being prepaid. For purposes of any determination of the Make-Whole Amount:

          "Reinvestment Rate" shall mean .50%, plus the yield for United States government securities having a maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the applications of such prepayment required by [Section]2.1) as reported on page "USD" of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in United States government securities) at 11:00 A.M. (Chicago time) on the second business day prior to the date fixed for prepayment, or in the event that no such nationally recognized trading screen reporting on-line intraday trading in United States government securities is available, the arithmetic mean of the yields for the two columns under the heading "Week Ending" published in the Statistical Release under the caption "Treasury Constant Maturities" for the maturity (rounded to the nearest month) corresponding to the Weighted Average Life to Maturity of the principal being prepaid (taking into account the application of such prepayment required by [Section]2.1). If no maturity exactly corresponds to such Weighted Average Life to Maturity, yields for the published maturity next longer than the Weighted Average Life to Maturity and for the published maturity next shorter than the Weighted Average Life and Maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent

     Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.

          "Statistical Release" shall mean the then most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded U.S. Government Securities adjusted to constant maturities or, if such statistical release is not published at the time of any determination hereunder, then such other reasonably comparable index which shall be designated by the holders of 66-2/3% in aggregate principal amount of the outstanding Notes.

          "Weighted Average Life to Maturity" of the principal amount of the Notes being prepaid shall mean, as of the time of any determination thereof, the number of years obtained by dividing the then Remaining Dollar-Years of such principal by the aggregate amount of such principal. The term "Remaining Dollar-Years" of such principal shall mean the amount obtained by (i) multiplying (x) the remainder of (1) the amount of principal that would have become due on each scheduled payment date if such prepayment had not been made, less (2) the amount of principal on the Notes scheduled to become due on such date after giving effect to such prepayment and the application thereof in accordance with the provisions of [Section]2.1, by (y) the number of years (calculated to the nearest one-twelfth which will elapse between the date of determination and such scheduled payment date, and (ii) totalling the products obtained in (i).

      "Minority Interests" shall mean any shares of stock of any class of a Restricted Subsidiary (other than directors' qualifying shares as required by law) that are not owned by the Company and/or one or more of its Restricted Subsidiaries. Minority Interests shall be valued by valuing Minority Interests constituting preferred stock at the voluntary or involuntary liquidating value of such preferred stock, whichever is greater, and by valuing Minority Interests constituting common stock at the book value of capital and surplus applicable thereto adjusted, if necessary, to reflect any changes from the book value of such common stock required by the foregoing method of valuing Minority Interests in preferred stock.

     "Moody's" shall mean Moody's Investors Service, Inc.

     "Multiemployer Plan" shall have the same meaning as in ERISA.

     "New Notes" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "1999 Notes" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Noteholders" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Notes" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "Original Note Agreements" shall have the meaning set forth in the introductory paragraph of this Agreement.

     "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.


     "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

     "Plan" means a "pension plan," as such term is defined in ERISA, established or maintained by the Company or any ERISA Affiliate or as to which the Company or any ERISA Affiliate contributed or is a member or otherwise may have any liability.

     "Priority Obligations" shall mean at any date the sum (without duplication) of (i) the unpaid principal amount of all Current Debt and Funded Debt of Restricted Subsidiaries, other than Indebtedness permitted by clauses (1), (2) and (3) of [Section]5.6(a), outstanding at such date, (ii) the unpaid principal amount at such date of all Current Debt and Funded Debt of the Company which is the subject of Guaranties by one or more Restricted Subsidiaries, and (iii) the unpaid principal amount at such date of all Current Debt and Funded Debt of the Company secured by Liens permitted by [Section]5.9(h).

     "Rentals" shall mean and include as of the date of any determination thereof all fixed payments (including as such all payments which the lessee is obligated to make to the lessor on termination of the lease or surrender of the property) payable by the Company or a Restricted Subsidiary, as lessee or sublessee under a lease of real or personal property, but shall be exclusive of any amounts required to be paid by the Company or a Restricted Subsidiary (whether or not designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges. Fixed rents under any so-called "percentage leases" shall be computed solely on the basis of the minimum rents, if any, required to be paid by the lessee regardless of sales volume or gross revenues.

     "Reportable Event" shall have the same meaning as in ERISA.

     "Restricted Investments" shall mean all Investments, other than Investments described in clauses (a) through (g) of [Section]5.12.

     "Restricted Subsidiary" shall mean any Subsidiary

          (a) which either

               (i) (x) is organized under the laws of the United States or any State thereof, or of any of the following jurisdictions or any subdivision thereof: Australia, British Virgin Islands, Canada, England, France, Germany, Italy,

          Japan, Singapore, Spain, Sweden, Switzerland and U.S. Virgin Islands; and (y) which conducts substantially all of its business and has substantially all of its assets within the United States or the following jurisdictions: Australia, British Virgin Islands, Canada, England, France, Germany, Italy, Japan, Mexico, Singapore, Spain, Sweden, Switzerland and U.S. Virgin Islands; or

               (ii) operates in a jurisdiction not included in clause (i) but which jurisdiction is accorded a "country rating" of A- or better by S&P or A3 or better by Moody's; and

          (b) (i) as to Subsidiaries on the Closing Date, of which more than 80% (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company, and (ii) as to Persons who become Subsidiaries after the Closing Date, of which 51% or more (by number of votes) of the Voting Stock is beneficially owned, directly or indirectly, by the Company;

provided, however, that for any fiscal year in which the aggregate gross revenues of Subsidiaries not meeting the requirements of paragraphs (a) and (b) above does not exceed 15% of the consolidated gross revenues of the Company and its Subsidiaries taken as a whole, all Subsidiaries shall be deemed to be Restricted Subsidiaries.

     "S&P" shall mean Standard & Poor's Rating Group, a division of McGraw Hill, Inc.

     "Security" shall have the same meaning as in [Section]2(1) of the Securities Act of 1933, as amended.

     "Series" shall have the meaning set forth in the introductory paragraph of this Agreement.

     The term "subsidiary" shall mean as to any particular parent corporation any corporation of which more than 50% (by number of votes) of the Voting Stock shall be beneficially owned, directly or indirectly, by such parent corporation. The term "Subsidiary" shall mean a subsidiary of the Company.

     "Supplemental Rate" shall have the meaning set forth in [Section]1.1.

     "2001 Notes" shall have the meaning set forth in [Section]1.1.

     "2006 Notes" shall have the meaning set forth in [Section]1.1.

     "Unrestricted Subsidiary" shall mean any Subsidiary which is not a Restricted Subsidiary.

     "Voting Stock" shall mean Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

     "Wholly-owned" when used in connection with any Subsidiary shall mean a Subsidiary of which all of the issued and outstanding shares of stock (except shares required as directors' qualifying shares) shall be owned by the Company and/or one or more of its Wholly-owned Subsidiaries.

     Section 8.2. Accounting Principles;. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the requirements of this Agreement.

     Section 8.3. Directly or Indirectly;. Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.

SECTION 9.     MISCELLANEOUS.

     Section 9.1. Registered Notes;. The Company shall cause to be kept at its principal office a register for the registration and transfer of the Notes (hereinafter called the "Note Register") and the Company will register or transfer or cause to be registered or transferred as hereinafter provided any
Note issued pursuant to this Agreement.

     At any time and from time to time the registered Noteholder of any Note which has been duly registered as hereinabove provided may transfer such Note upon surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Noteholder of such Note or its attorney duly authorized in writing.

     The Person in whose name any registered Note shall be registered shall be deemed and treated as the owner and Noteholder thereof for all purposes of this Agreement. Payment of or on account of the principal, premium, if any, and interest on any registered Note shall be made to or upon the written order of such registered Noteholder, and such payment shall satisfy pro tanto the obligation of the Company in respect of such Note.

     Section 9.2. Exchange of Notes; At any time and from time to time, upon not less than ten days' notice to that effect given by the Noteholder of any
Note initially delivered or of any Note substituted therefor pursuant to [Section]9.1, this [Section]9.2 or [Section]9.3, and, upon surrender of such Note at its office, the Company will deliver in exchange therefor, without expense to such Noteholder, except as set forth below, a Note for the same aggregate principal amount as the then unpaid principal amount of the Note so surrendered, or Notes in the denomination of $100,000 or any amount in excess thereof as such Noteholder shall specify, dated as of the date to which interest has been paid on the Note so surrendered or, if such surrender is prior to the payment of any interest thereon, then dated as of the date of issue, registered in the name of such Person or Persons as may be designated by such Noteholder, and otherwise of the same form and tenor as the Notes so surrendered for exchange. The

Company may require the payment of a sum sufficient to cover any stamp tax or governmental charge imposed upon such exchange or transfer.

     Section 9.3. Loss, Theft, Etc. of Notes;. Upon receipt of evidence satisfactory to the Company of the loss, theft, mutilation or destruction of any Note, and in the case of any such loss, theft or destruction upon delivery of a bond of indemnity in such form and amount as shall be reasonably satisfactory to the Company, or in the event of such mutilation upon surrender and cancellation of the Note, the Company will make and deliver without expense to the Noteholder thereof, a new Note, of like Series and tenor, in lieu of such lost, stolen, destroyed or mutilated Note. If an original Noteholder or any subsequent Institutional Holder having a net worth or admitted assets of not less than $50,000,000 is the owner of any such lost, stolen or destroyed Note, then the affidavit of an authorized officer of such owner, setting forth the fact of loss, theft or destruction and of its ownership of such Note at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Note other than the written agreement of such owner to indemnify the Company.


     Section 9.4. Expenses, Stamp Tax Indemnity;. Whether or not the transactions herein contemplated shall be consummated, the Company agrees to pay directly all of your out-of-pocket expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including but not limited to the reasonable charges and disbursements of Chapman and Cutler, your special counsel, duplicating and printing costs and charges for shipping the Notes, adequately insured to you at your home office or at such other place as you may designate, and all such expenses relating to any amendment, waivers or consents pursuant to the provisions hereof, including, without limitation, any amendments, waivers, or consents resulting from any work-out, renegotiation or restructuring relating to the performance by the Company of its obligations under this Agreement and the Notes. The Company also agrees that it will pay and save you harmless against any and all liability with respect to stamp and other taxes, if any, which may be payable or which may be determined to be payable in connection with the execution and delivery of this Agreement or the Notes, whether or not any Notes are then outstanding. The Company agrees to protect and indemnify you against any liability for any and all brokerage fees and commissions payable or claimed to be payable to any Person in connection with the transactions contemplated by this Agreement.

     Section 9.5. Powers and Rights Not Waived; Remedies Cumulative';. No delay or failure on the part of any Noteholder in the exercise of any power or right shall operate as a waiver thereof; nor shall any single or partial exercise of the same preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies of any Noteholder are cumulative to, and are not exclusive of, any rights or remedies any such Noteholder would otherwise have.

     Section 9.6. Notices;. All communications provided for hereunder shall be in writing and, if to you, delivered or mailed prepaid by registered or certified mail or overnight air courier, or by facsimile communication, in each case addressed to you at your address appearing on Schedule I to this Agreement or such other address as you or the subsequent holder of any Note initially issued to you may designate to the Company in writing, and if to the Company, delivered or mailed by registered or certified mail or overnight air courier, or by facsimile communication, to the Company at 89 Forbes Boulevard, Mansfield, Massachusetts 02048, Attention: Chief Financial Officer or to such other address as the Company may in writing designate to you or to a subsequent holder of the Note initially issued to you; provided, however, that a notice to you by overnight air courier shall only be effective if delivered to you at a street address designated for such purpose in Schedule I and a notice to you by facsimile communication shall only be effective if made by confirmed transmission to you at a telephone number designated for such purpose in Schedule I, as applicable, or, in either case, as you or a subsequent Noteholder of any Note initially issued to you may designate to the Company in writing.

     Section 9.7. Successors and Assigns;. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to your benefit and to the benefit of your successors and assigns, including each successive Noteholder or Noteholders of any Notes.

     Section 9.8. Survival of Covenants and Representations;. All covenants, representations and warranties made by the Company herein and in any certificates delivered pursuant hereto, whether or not in connection with the Closing Date, have been relied upon by the Noteholders, are hereby deemed to be material and shall survive the closing and the delivery of this Agreement and the Notes.

     Section 9.9. Severability;. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable.

     Section 9.10. Governing Law;. This Agreement and the Notes issued and sold hereunder shall be governed by and construed in accordance with Massachusetts law.

     Section 9.11. Captions;. The descriptive headings of the various Sections or parts of this Agreement are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

     Section 9.12. References to Original Note Agreements;. Any and all notices, requests, certificates and any other instruments, including the 1999 Notes, may refer to the Original Note Agreements or the separate Note Agreements dated as of February 1, 1992, without making specific reference to this Agreement, but nevertheless all such references shall be deemed to include this Agreement unless the context shall otherwise require.

                                   ARTICLE II
                           AMENDMENTS TO EXHIBIT A TO
                            ORIGINAL NOTE AGREEMENTS

        Exhibit A to the Original Note Agreements is hereby amended in its entirety so that the same shall henceforth read as provided in Exhibit A-1 attached hereto.

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.




                                        AUGAT INC.



                                        By /s/ Lynda M. Avallone
                                          ------------------------------------
                                          Its /s/ Treasurer


Agreed to and Accepted as of May 15, 1996:


                                        ALLSTATE LIFE INSURANCE COMPANY


                                        By
                                          ------------------------------------
                                        Name:


                                        By
                                          ------------------------------------
                                        Name:
                                           Authorized Signatories


                                        ALLSTATE INSURANCE COMPANY


                                        By
                                          ------------------------------------
                                        Name:


                                        By
                                          ------------------------------------
                                        Name:
                                           Authorized Signatories

     The execution hereof by you shall constitute a contract between us for the uses and purposes hereinabove set forth, and this Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one agreement.




                                        AUGAT INC.



                                        By
                                          ------------------------------------
                                          Its


Agreed to and Accepted as of May 15, 1996:


                                        ALLSTATE LIFE INSURANCE COMPANY


                                        By: /s/  PATRICIA W. WILSON
                                           ------------------------------------
                                        Name: PATRICIA W. WILSON
                                              AUTHORIZED SIGNATORY


                                        By: /s/ STEVEN M. LAUDE
                                           ------------------------------------
                                        Name: STEVEN M. LAUDE
                                           Authorized Signatories



                                        ALLSTATE INSURANCE COMPANY



                                        By: /s/  PATRICIA W. WILSON
                                           ------------------------------------
                                        Name: PATRICIA W. WILSON
                                              AUTHORIZED SIGNATORY


                                        By: /s/ STEVEN M. LAUDE
                                           ------------------------------------
                                        Name: STEVEN M. LAUDE
                                           Authorized Signatories

                                        PRINCIPAL MUTUAL LIFE INSURANCE COMPANY


                                        By /s/ Sarah J. Pitts
                                          ------------------------------------
                                          Its SARAH J. PITTS
                                              COUNSEL


                                        By /s/ Warren Shank
                                          ------------------------------------
                                          Its WARREN SHANK
                                              COUNSEL

                                     SCHEDULE I

          NAME AND ADDRESS                           ORIGINAL PRINCIPAL AMOUNT
            OF NOTEHOLDER                             OF 1999 NOTES HELD AND
                                                     COMMITMENTS FOR NEW NOTES

ALLSTATE LIFE INSURANCE COMPANY                     1999 Notes    $ 20,000,000
3075 Sanders Road, STE G3A                          2001 Notes         --
Northbrook, Illinois  60062-7127                    2006 Notes    $14,175,0001*
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Company, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

      BBK = Harris Trust and Savings Bank
            ABA #071000288
      BNF = Allstate Life Insurance Company
            Collection Account #168-117-0
      ORG = Augat Inc.
      OBI = DPP - [Insert Private Placement Number] --
            Payment Due Date (MM/DD/YY) --
            P ______ (enter "P" and the amount of principal being remitted, for example, P5000000.00) --
            I ______ (enter "I" and the amount of interest being remitted, for example, I225000.00)


Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

      Allstate Insurance Company
      Investment Operations--Private Placements
      3075 Sanders Road, STE G4A
      Northbrook, Illinois  60062-7127
      Telephone: (847) 402-8709
      Telecopy: (847) 402-7331

- --------
*     In four Notes denominated as follows:  (i) $6,000,000, (ii) $3,000,000,
      (iii) $3,000,000 and (iv) $2,175,000.

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued: None

Taxpayer I.D. Number: 36-2554642

          NAME AND ADDRESS                           ORIGINAL PRINCIPAL AMOUNT
            OF NOTEHOLDER                             OF 1999 NOTES HELD AND
                                                     COMMITMENTS FOR NEW NOTES

ALLSTATE INSURANCE COMPANY                          1999 Notes          --
3075 Sanders Road, STE G3A                          2001 Notes          --
Northbrook, Illinois  60062-7127                    2006 Notes      $15,000,000
Attention:  Private Placements Department
Telephone Number:  (847) 402-4394
Telecopier Number:  (847) 402-3092

Payments

All payments on or in respect of the Notes to be made by Fedwire transfer of immediately available funds (identifying each payment with name of the Company, the Private Placement Number preceded by "DPP" and the payment as principal, interest or premium) in the exact format as follows:

      BBK = Harris Trust and Savings Bank
            ABA #071000288
      BNF = Allstate Insurance Company
            Collection Account #168-114-7
      ORG = Augat Inc.
      OBI = DPP - [Insert Private Placement Number] --
            Payment Due Date (MM/DD/YY) --
            P ______ (enter "P" and the amount of principal being remitted, for example, P5000000.00) --
            I ______ (enter "I" and the amount of interest being remitted, for example, I225000.00)

Notices

All notices of scheduled payments and written confirmation of each such payment, to be addressed:

      Allstate Insurance Company
      Investment Operations--Private Placements
      3075 Sanders Road, STE G4A
      Northbrook, Illinois  60062-7127
      Telephone: (847) 402-8709
      Telecopy: (847) 402-7331

All financial reports, compliance certificates and all other written communications, including notice of prepayments to be addressed as first provided above.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  36-0719665

          NAME AND ADDRESS                          ORIGINAL PRINCIPAL AMOUNT
            OF NOTEHOLDER                            OF 1999 NOTES HELD AND
                                                    COMMITMENTS FOR NEW NOTES

PRINCIPAL MUTUAL LIFE INSURANCE COMPANY            1999 Notes     $20,000,000*
711 High Street                                    2001 Notes     $29,175,000**
Des Moines, Iowa  50309-0800                       2006 Notes          --
Attention:  Investment Department--Securities Division
Telefacsimile:  (515) 248-2490
Confirmation:  (515) 248-3495

Payments

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

      ABA #073 000 228
      Norwest Bank Iowa, N.A.
      7th and Walnut Streets
      Des Moines, Iowa  50309
      OBI 1-B-60186 with respect to the $16,000,000 1999 Note
      OBI 16-B-60186 with respect to the $4,000,000 1999 Note
      OBI PFGSE (S) B60758 with respect to the $24,175,000 and $5,000,000 2001 Notes for credit to:  Principal Mutual Life Insurance Company
      General Account Number 014752 with respect to the $16,000,000 1999 Note Separate Account Number 032395 with respect to the $4,000,000 1999 Note for credit to:  Principal Mutual Life Insurance Company
      General Account Number 014752 with respect to the $24,175,000 2001 Note Separate Account Number 032395 with respect to the $5,000,000 2001 Note

Each wire transfer shall identify such payment as either (1) "Augat Inc., Senior Notes due February 1, 1999, PPN 051042 B# 5, principal, premium or interest" or
(2) "Augat Inc., 7.31% Senior Notes due June 12, 2001, PPN 051042 B* 9, principal, premium or interest".

- --------

*     In two Notes denominated as follows:  (i) $16,000,000 and (ii) $4,000,000.

**    In two Notes denominated as follows:  (i) $24,175,000 and (ii) $5,000,000.

Notices

All notices concerning payment on or in respect of the Notes, to:

      Principal Mutual Life Insurance Company
      711 High Street
      Des Moines, Iowa  50392-0960
      Attention:  Investment Accounting and Treasury - Securities
      Facsimile:  (515) 248-2643
      Confirmation:  (515) 248-8301

All notices and communications other than those in respect to payments to be addressed as first provided above, with reference made to the OBI of the subject Note.

Name of Nominee in which Notes are to be issued:  None

Taxpayer I.D. Number:  42-0127290

                                   SCHEDULE II

                               ACCEPTABLE INSURERS

          COVERAGE/LIMITS                 CARRIER                 BEST RATING


WORKERS' COMPENSATION INSURANCE

1.   Workers' Compensation          Royal Insurance Company      * A Worldwide
                                                                   A- US
                                                                   XI US

2.   Excess Workers'                Midwest Employers              A-
     Compensation -- Alabama                                       VII

3.   Workers' Compensation --       Maine Employers Mutual         Not rated
     Maine

LIABILITY INSURANCE

4.   Comprehensive General          Royal Insurance Company      * A Worldwide
     Liability                                                     A- US
                                                                   XI US

5.   Comprehensive Autombile        Royal Insurance Company      * A Worldwide
     Liability                                                     A- US
                                                                   XI US

6.   Cdn Comprehensive General      Royal Insurance Company      * A Worldwide
     & Auto Liability                                              A- US
                                                                   XI US

7.   Umbrella Liability             U.S. Fire (Crum & Forster)     A-
                                                                   X

     Excess Umbrella Liability      American National              A
                                    (Great American)               XI

8.   Foreign DIC (Difference        Great Northern Ins. Co.        A++
     in Conditions) Liability       (Chubb                         XIV


9.   Aircraft Products Liability    Lloyds of London               Not rated


10.  Fiduciary Liability            Federal Insurance Co.          A++
                                    (Chubb)                        XIV

       COVERAGE/LIMITS                 CARRIER              BEST RATING

11.   Directors' & Officers'      Federal Insurance            A++
      Liability                   Company (Chubb)              XIV

      Excess Directors' &         St. Paul                     A+
      Officers'                                                XIV

12.   Blanket Crime               Federal Insurance            A++
                                  Company (Chubb)              XIV


13.   Kidnap, Ramsom &            Federal Insurance            A++
      Extortion                   Company (Chubb)              XIV

PROPERTY INSURANCE

14.   Foreign DIC                 Federal Insurance            A++
      (Difference in              Company (Chubb)              XIV
      Conditions) Property

15.   Property Insurance --       Allendale Insurance          A++
      U.S. & Foreign                                           X

                                   AUGAT INC.

                                8.61% Senior Note

                              Due February 1, 1999

                                PPN: 051042 B# 5

No.
                                                                 _________, 19__
$

         Augat Inc., a Massachusetts corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                       on the first day of February, 1999
                             the principal amount of

                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 8.61% per annum from the date hereof until maturity, payable semiannually on the first day of each February and August in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 10.61% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Mansfield, Massachusetts in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the 8.61% Senior Notes due February 1, 1999 of the Company in the aggregate principal amount of $40,000,000 issued or to be issued under and pursuant to the terms and provisions of the separate Note Agreements dated as of February 1, 1992, as amended by the First Amendments dated as of June 1, 1993 and as amended and restated by the Amended and Restated Note Agreements dated as of July 1, 1994 and by the Note


                                  EXHIBIT A-1
                             (to Note Agreement)

Agreement dated as of May 15, 1996 as amended from time to time (the "Note Agreement"), entered into by the Company with the original Noteholders therein referred to and this Note and the Noteholder hereof are entitled equally and ratably with the Noteholders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered Noteholder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered Noteholder.

                                        AUGAT INC.



                                        By
                                          --------------------------------------
                                          Its

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPTED UNDER THAT ACT.

                                      A-1-2

                                   AUGAT INC.

                                7.31% Senior Note
                                Due June 12, 2001

                                PPN: 051042 B* 9

No.
                                                                 _________, 19__
$

         Augat Inc., a Massachusetts corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                        on the twelfth day of June, 2001
                             the principal amount of

                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.31% per annum from the date hereof until maturity, payable semiannually on the twelfth day of each June and December in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.31% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Mansfield, Massachusetts in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

         This Note is one of the 7.31% Senior Notes due June 12, 2001 (the "Notes") of the Company in the aggregate principal amount of $29,175,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of May 15, 1996 (the "Note Agreement"), entered into by the Company with the original Noteholders therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.

                                   EXHIBIT A-2
                               (to Note Agreement)

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                        AUGAT INC.



                                        By
                                          --------------------------------------
                                          Its

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPTED UNDER THAT ACT.

                                      A-2-2

                                   AUGAT INC.

                                7.56% Senior Note
                                Due June 12, 2006

                                PPN: 051042 B@ 7

No.
                                                                 _________, 19__
$

         Augat Inc., a Massachusetts corporation (the "Company"), for value received, hereby promises to pay to or registered assigns
                        on the twelfth day of June, 2006
                             the principal amount of

                                                         DOLLARS ($____________)

and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time remaining unpaid hereon at the rate of 7.56% per annum from the date hereof until maturity, payable semiannually on the twelfth day of each June and December in each year (commencing on the first of such dates after the date hereof) and at maturity. The Company agrees to pay interest on overdue principal (including any overdue required or optional prepayment of principal) and premium, if any, and (to the extent legally enforceable) on any overdue installment of interest, at the rate of 9.56% per annum after the due date, whether by acceleration or otherwise, until paid. Both the principal hereof and interest hereon are payable at the principal office of the Company in Mansfield, Massachusetts in coin or currency of the United States of America which at the time of payment shall be legal tender for the payment of public and private debts.

        This Note is one of the 7.56% Senior Notes due June 12, 2006
(the "Notes") of the Company in the aggregate principal amount of $29,175,000 issued or to be issued under and pursuant to the terms and provisions of the Note Agreement dated as of May 15, 1996 (the "Note Agreement"), entered into by the Company with the original Noteholders therein referred to, and this Note and the holder hereof are entitled equally and ratably with the holders of all other Notes outstanding under the Note Agreement to all the benefits provided for thereby or referred to therein. Reference is hereby made to the Note Agreement for a statement of such rights and benefits.


                                   EXHIBIT A-3
                               (to Note Agreement)

         This Note and the other Notes outstanding under the Note Agreement may be declared due prior to their expressed maturity dates and certain prepayments are required to be made thereon, all in the events, on the terms and in the manner and amounts as provided in the Note Agreement.

         The Notes are not subject to prepayment or redemption at the option of the Company prior to their expressed maturity dates except on the terms and conditions and in the amounts and with the premium, if any, set forth in the Note Agreement.

         This Note is registered on the books of the Company and is transferable only by surrender thereof at the principal office of the Company duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of this Note or its attorney duly authorized in writing. Payment of or on account of principal, premium, if any, and interest on this Note shall be made only to or upon the order in writing of the registered holder.

                                        AUGAT INC.



                                        By
                                          --------------------------------------
                                          Its

         THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT IN A TRANSACTION THAT IS EXEMPTED UNDER THAT ACT.

                                      A-3-2

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to you as follows:

         1. Subsidiaries. Annex A attached hereto states the name of each of the Company's Subsidiaries, its jurisdiction of incorporation and the percentage of its Voting Stock owned by the Company and/or its Subsidiaries. Those Subsidiaries listed in Section 1 of said Annex A constitute Restricted Subsidiaries. The Company and each Subsidiary has good and marketable title to all of the shares it purports to own of the stock of each Subsidiary, free and clear in each case of any Lien. All such shares have been duly issued and are fully paid and non-assessable.

         2. Corporate Organization and Authority. (a) The Company, and each Restricted Subsidiary,

               (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation;

               (ii) has all requisite power and authority and all necessary licenses and permits to own and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted, other than such licenses and permits the lack of which, individually or in the aggregate, will not have a material, adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries taken as a whole; and

               (iii) is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction wherein the nature of the business transacted by it or the nature of the property owned or leased by it makes such licensing or qualification necessary, other than such jurisdictions in which the failure to be so qualified, individually or in the aggregate, will not have a material, adverse effect on the properties, business, prospects, profits or condition (financial or otherwise) of the Company or of the Company and its Restricted Subsidiaries taken as a whole.

         (b) Annex B attached hereto states the name of each jurisdiction in which the Company and each Restricted Subsidiary owns or leases property.

         3. Business and Property. Each Noteholder has heretofore been furnished with a copy of the Briefing Memorandum dated March 1996 (the "Memorandum") prepared by NationsBanc Capital Markets, Inc. which generally sets forth the business conducted and proposed to be conducted by the Company and its Subsidiaries and the principal properties of the Company and its Subsidiaries.

         4. Financial Statements. (a) The consolidated balance sheets of the Company and its consolidated Subsidiaries as of December 31 in each of the years 1991 to 1995, both inclusive, and the statements of income and retained earnings and changes in financial

                                    EXHIBIT B
                               (to Note Agreement)
position or cash flows for the fiscal years ended on said dates, each accompanied by a report thereon containing an opinion unqualified as to scope limitations imposed by the Company and otherwise without qualification except as therein noted, by Deloitte & Touche, have been prepared in accordance with GAAP consistently applied except as therein noted, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such periods. The unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as of March 31, 1996, and the unaudited statements of income and retained earnings and cash flows for the three-month period ended on said date prepared by the Company have been prepared in accordance with GAAP consistently applied, are correct and complete and present fairly the financial position of the Company and its Subsidiaries as of such dates and the results of their operations and changes in their financial position or cash flows for such period, subject to normal year-end adjustments.

         (b) Since December 31, 1995, there has been no change in the condition, financial or otherwise, of the Company and its consolidated Subsidiaries as shown on the consolidated balance sheet as of such date except (i) changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse and (ii) changes disclosed in the Company's quarterly report on Form 10-Q for the quarterly period ended March 31, 1996 as filed with the Securities and Exchange Commission.

         5. Indebtedness. Annex C attached hereto correctly describes all Current Debt, Funded Debt and Capitalized Leases of the Company and its Subsidiaries outstanding on the Closing Date.

         6. Full Disclosure. None of the financial statements referred to in paragraph 2 hereof, the Memorandum or the Agreement nor any other written statement furnished by the Company to you in connection with the negotiation of the Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact peculiar to the Company or its Subsidiaries which the Company has not disclosed to you in writing which materially affects adversely nor, so far as the Company can now foresee, will materially affect adversely the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole or the ability of the Company to enter into and perform the Agreement.

         7. Pending Litigation. There are no proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Restricted Subsidiary in any court or before any governmental authority or arbitration board or tribunal which involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Company and its Restricted Subsidiaries.

         8. Title to Properties. The Company and each Restricted Subsidiary has good and marketable title in fee simple (or its equivalent under applicable law) to all material parcels of real property and has good title to all the other material items of property it purports to own, including that reflected in the most recent balance sheet referred to in paragraph 4 hereof, except as sold or otherwise disposed of in the ordinary course of business and except for Liens permitted by the Agreement.

         9. Patents and Trademarks. The Company and each Restricted Subsidiary owns or possesses all the patents, trademarks, trade names, service marks, copyright, licenses and rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others.

         10. Transaction is Legal and Authorized. The sale and issuance of the New Notes and the compliance by the Company with all provisions of the Agreement and the Notes--

               (a) are within the corporate powers of the Company;

               (b) will not violate any provisions of any law or any order of any court or governmental authority or agency and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, the Restated Articles of Organization or By-laws of the Company or any indenture or other agreement or instrument to which the Company is a party or by which it may be bound or result in the imposition of any Liens or encumbrances on any property of the Company; and

               (c) have been duly authorized by proper corporate action on the part of the Company (no action by the stockholders of the Company being required by law, by the Restated Articles of Organization or By-laws of the Company or otherwise), executed and delivered by the Company and the Agreement and the Notes constitute the legal, valid and binding obligations, contracts and agreements of the Company enforceable in accordance with their respective terms.

         11. No Defaults. No Default or Event of Default has occurred and is continuing. The Company is not in default in the payment of principal or interest on any Funded Debt or Current Debt and is not in default (whether or not waived) under any instrument or instruments or agreements under and subject to which any Funded Debt or Current Debt has been issued and no event has occurred and is continuing under the provisions of any such instrument or agreement which with the lapse of time or the giving of notice, or both, would constitute an event of default thereunder.

         12. Governmental Consent. No approval, consent or withholding of objection on the part of any regulatory body, state, Federal or local, is necessary in connection with the execution and delivery by the Company of the Agreement or the New Notes or compliance by the Company with any of the provisions of the Agreement or the Notes.

         13. Taxes. All tax returns required to be filed by the Company or any Restricted Subsidiary in any jurisdiction have, in fact, been filed, and all taxes, assessments, fees and other governmental charges upon the Company or any Restricted Subsidiary or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid. For all taxable years ending on or before December 31, 1991, the Federal income tax liability of the Company and its Restricted Subsidiaries has been satisfied and either the period of limitations on assessment of additional Federal income tax has expired or the Company and its Restricted Subsidiaries have entered into an agreement with the Internal Revenue Service closing conclusively the total tax liability for the taxable year. The Company does not know of any proposed additional tax assessment against it for which adequate provision has not been made on its accounts, and no material controversy in respect of additional Federal or state income taxes due since said date is pending or to the knowledge of the Company threatened. The provisions for taxes on the books of the Company and each Restricted Subsidiary are adequate for all open years, and for its current fiscal period.

         14. Use of Proceeds. The net proceeds from the sale of the New Notes will be used for refinancing existing debt, financing potential future acquisitions and for general corporate purposes. None of the transactions contemplated in the Agreement (including, without limitation thereof, the use of proceeds from the issuance of the New Notes) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Company nor any Subsidiary owns or intends to carry or purchase any "margin stock" within the meaning of said Regulation G. None of the proceeds from the sale of the New Notes will be used to purchase, or refinance any borrowing the proceeds of which were used to purchase, any "security" within the meaning of the Securities Exchange Act of 1934, as amended.

         15. Private Offering. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the New Notes or any similar Security or has solicited or will solicit an offer to acquire the New Notes or any similar Security from or has otherwise approached or negotiated or will approach or negotiate in respect of the New Notes or any similar Security with any Person other than the Noteholders, each of whom was offered a portion of the New Notes at private sale for investment. Neither the Company, directly or indirectly, nor any agent on its behalf has offered or will offer the New Notes or any similar Security or has solicited or will solicit an offer to acquire the New Notes or any similar Security from any Person so as to bring the issuance and sale of the New Notes within the provisions of Section 5 of the Securities Act of 1933, as amended.

         16. ERISA. The consummation of the transactions provided for in the Agreement and compliance by the Company with the provisions thereof and the New Notes issued thereunder will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no Reportable Event has occurred and is continuing with respect to any Plan, (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so, and (c) no steps have been instituted to terminate any Plan. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty (other than a continuing obligation to pay premiums to the PBGC and liabilities for benefits accrued under the Plans). No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any "accumulated funding deficiency" as defined in
Section 302 of ERISA nor does the present value of all benefits vested under all Plans exceed, as of the last annual valuation date, the value of the assets of the Plans allocable to such vested benefits by an amount greater than $1,000,000 in the aggregate. Neither the Company nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) other than such coverage as is required by law except as has been disclosed to the Noteholders.

         17. Compliance with Law. Neither the Company nor any Restricted Subsidiary (a) is in violation of any law, ordinance, franchise, governmental rule or regulation to which it is subject; or (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the ownership of its property or to the conduct of its business, which violation or failure to obtain would materially adversely affect the business, prospects, profits, properties or condition (financial or otherwise) of the Company and its Restricted Subsidiaries, taken as a whole, or impair the ability of the Company to perform its obligations contained in the Agreement or the Notes. Neither the Company nor any Restricted Subsidiary is in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

         18. Compliance with Environmental Laws. Neither the Company nor any Restricted Subsidiary is in violation of any applicable Federal, state, or local law, statute, rule, regulation or ordinance relating to public health, safety or the environment, including, without limitation, laws relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation is reasonably likely to have a material adverse effect on the business, prospects, profits, properties or condition of the Company and its Restricted Subsidiaries, taken as a whole. To the best of the Company's knowledge, liability for response costs under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) with respect to the Company or any Restricted Subsidiary has not been asserted or arisen other than as follows:

               (i) Volatile organic compound contamination of the ground water in the vicinity of National Industries, Inc.'s ("National") Plants 1 and 3 in Gunter Industrial Park, Montgomery, Alabama was detected pursuant to the National acquisition due diligence investigation. This contamination was voluntarily reported to the Alabama Department of Environmental Management (the "ADEM"). The Company has entered into two Administrative Orders on Consent with ADEM in June, 1996 addressing the environment matters at Plants 1 and 3 respectively. Under the order for Plant 1 the Company is required, inter alia, to continue to operate the pump and treat remediation system that the Company voluntarily installed for the next five years, continue investigation of underlying aquifers, and propose a final cleanup resolution which may or may not call for further remediation beyond the five year period called for in the immediate order. Under the order for Plant 3 the Company is required, inter alia, to continue further off-site investigations and propose a final cleanup resolution that may or may not call for remediation. Both orders call for continued monitoring and other requirements. The Company cannot at this time estimate the total cost or length of time that may be eventually required to complete remediation of these sites, if required. The cost of compliance with the two orders, however, is not expected at this time to be material. The impact of the contamination on the value of the real estate or adjacent properties, if any, cannot be estimated at this time.

               (ii) Soil and ground water contamination at the Company's former operating plant in Canton, Massachusetts is in an advanced stage of remediation pursuant to a civil settlement with the Commonwealth of Massachusetts. Expenditures in the past several years have not been material. To the Company's knowledge, future expenditures are not expected to be material.

               (iii) Other incidental, historic staining of soil at other Company facilities exists. However, such staining appears to have come from de minimus spills of oil and other waste material and are not deemed significant. No further investigation is deemed warranted at this time.

               (iv) The Company has received notices of potential liability at four sites where it may have been a generator of hazardous substances that were disposed of at those sites. In each instance, however, the Company has been classified as a de minimus party and expenditures have been and are expected to be minimal.

               (v) The Company owns a property adjacent to another industrial property which has been undergoing remediation for a number of years. Based upon the neighbor's reports, the Massachusetts Department of Environmental Protection (the "DEP") issued a Notice of Responsibility to the Company under the Massachusetts state clean-up law, Chapter 21E. The Company's initial investigation did not indicate a connection to the adjacent contamination and the Company has disclaimed responsibility. No further investigation or other action is planned by the Company. No claim of liability has been asserted by the neighboring property owner and the DEP has taken no further action. The neighboring property owner has continued its remedial action. The Company has not participated in the remedy although it makes available to the neighboring property owner the groundwater monitoring wells on its property for their sampling. The neighboring property owner has recently leased the Company's facility and assumed responsibility for post-lease releases from the facility while the Company has assumed responsibility for pre-lease releases, if any. To the Company's knowledge, no material expenditures are expected in the future.

               (vi) A consent order was signed in 1985 between LRC Electronics Inc., a subsidiary of the Company, and the New York State Department of Environmental Conservation ("NYSDEC") to develop an Interim Remedial Action Plan addressing soil and groundwater contamination at the Horseheads, New York facility. A soil vent system was constructed in 1993 at the facility beneath the addition in the northeast corner of the building. LRC, with the NYSDEC and New York State of Department of Health have reached a Record of Decision. The Company and NYDEC have reached tentative agreement on a new administrative consent order to implement the Record of Decision and incorporate the obligations of the prior orders. The consent order is expected to be finalized in the near future. The Company does not expect future expenditures to be material under the new order.

               (vii) Pursuant to a property investigation conducted during December, 1995 and January, 1996 in anticipation of selling or leasing its facility in Mashpee, Massachusetts, the Company discovered residuals of historic contamination associated with industrial solvents. Both soils and groundwater at the facility were found to be contaminated. Conducting further investigation after notice to the Massachusetts Department of Environmental Protection (DEP) and in accordance with applicable state law, the Company discovered contamination in groundwater off of the facility. In one instance a private drinking water well serving a neighboring residence was found to be contaminated above applicable limits and in another private well trace amounts of contaminates below applicable limits were found. The homeowner and appropriate governmental agencies were notified and the Company has provided at its expense alternative water supplies and water purification systems to these two residences. The Company has been issued two notices of responsibility by the DEP with respect to its facility and the one residence where applicable limits were exceeded. The investigation is still in its early phase; the Company currently believes that some or all of the contamination found in the neighboring wells is associated with the contamination on the Company's property. The investigation is continuing in accordance with state law and in consultation with state and local authorities. To the Company's knowledge, current clean-up and investigatory liabilities are not expected to be material. No other claims have been asserted at this time. The Company cannot estimate at this time whether future third party liabilities or remedial expenses will be material.

         19. Outstanding Agreements. Annex D attached hereto lists all outstanding contracts, agreements and instruments to which the Company is a party or by which the Company is bound which (i) restrict the amount of Indebtedness that may be incurred by the Company, (ii) contain terms and conditions under which additional Indebtedness may be incurred by the Company and/or (iii) limit the ability of the Company to make payments or prepayments on Indebtedness.

                           SUBSIDIARIES OF THE COMPANY

1.    RESTRICTED SUBSIDIARIES:

                                                                 PERCENTAGE OF
                                                              VOTING STOCK OWNED
        NAME OF                     JURISDICTION OF              BY COMPANY AND
        SUBSIDIARY                  INCORPORATION            EACH OTHER SUBSIDIARY

Augat Communications Products Inc.      Washington                    100%
(Formerly Telzon Inc.)

LRC Electronics, Inc.                   New York                      100%

Augat Wiring Systems Inc.               Alabama                       100%

AUG-ISO Inc.                            New Jersey                    100%
(Formerly Isotronics Inc.)

Reliable Electronic Finishing
  Company Inc.                          Massachusetts                 100%

Augat ETI                               Pennsylvania                  100%

Augat Photon                            Canada                   100% Canada

Augat AB                                Sweden                        100%

Augat AG                                Switzerland                   100%

     Augat KK                           Japan                    100% Augat AG

     Augat PTE Limited                  Singapore                100% Augat AG

Augat Canada Inc.                       Canada                        100%

Augat Realty Inc.                       Massachusetts                 100%

Augat GMBH                              Germany                       100%

     Augat Components GMBH              Germany                  50% Augat GMBH
                                                                      50% AG

Augat International Limited             U.S. Virgin Islands           100%

Augat Limited                           England                  100% Augat AG

Augat Pty                               Australia                     100%

Augat SA                                France                        100%

Augat SRL                               Italy                         100%

Augat Mfg. SA                           Switzerland              100% Augat AG

Augat SA DECV                           Mexico                        100%


                                     ANNEX A
                                 (to Exhibit B)

2.    SUBSIDIARIES (OTHER THAN RESTRICTED SUBSIDIARIES):

      NONE

                         JURISDICTIONS IN WHICH THE COMPANY AND
                                 RESTRICTED SUBSIDIARIES
                                 OWN OR LEASE PROPERTIES

I      US CORPORATIONS:


            COMPANY                                              JURISDICTIONS

- -------------------------------                   ---------------------------------------------

                                                  SALES          MFG      WHSB        OTHER

AUGAT INC.                                          CA           ME        AZ        MEXICO (b)

                                                    IL           MA        ME        TX (d)
                                                    MA           MI        MA
                                                    MI                     MI

                                                    OH (a)
                                                    PA (a)

AUGAT COMMUNICATION                                 WA           WA        WA
PRODUCTS INC.*
LRC ELECTRONICS, INC.*                              NY           NY        NY        TX (c)
                                                                           WA

AUGAT WIRING SYSTEMS INC.                           AL           AL        AL        MEXICO (b)

                                                                           AZ

AUG-ISO INC.                                                                         MA (e)
RELIABLE ELECTRONIC FINISHING
  COMPANY, INC.                                                                      MA (e)
AUGAT ETI                                           PA           PA        PA
AUGAT REALTY INC.                                                                    MA
                                                                                     TX (e)


                                    ANNEX B

                                 (to Exhibit B)

                       JURISDICTIONS IN WHICH THE COMPANY
                           AND RESTRICTED SUBSIDIARIES
                             OWN OR LEASE PROPERTIES

II.    FOREIGN CORPORATIONS:


          COMPANY                                      JURISDICTIONS

- ----------------------------                   ------------------------------

AUGAT AB                                       SWEDEN
AUGAT AG                                       SWITZERLAND
AUGAT KK                                       JAPAN
AUGAT PTE LTD                                  SINGAPORE
AUGAT CANADA INC.                              CANADA
AUGAT GMBH                                     GERMANY
AUGAT COMPONENTS GMBH                          GERMANY
AUGAT INTERNATIONAL LTD                        US VIRGIN ISLANDS
AUGAT LIMITED                                  ENGLAND
AUGAT PHOTON SYSTEMS INC.                      CANADA
AUGAT PTY                                      AUSTRALIA
AUGAT SA                                       FRANCE
AUGAT SRL                                      ITALY
AUGAT MFG SA                                   SWITZERLAND
AUGAT SA DE CV                                 MEXICO

* Excludes tools held at outside vendors. Augat Communication Products inc. has more of these tools than LRC does.

(a)  Salesmen working out of home offices
     (Note that Augat Inc. and subsidiaries may have salesmen working out of their homes in states other than those listed above. Ohio and PA have been included on this list only because Augat Inc. files net worth/cap stock returns in those states due to the presence of the salesmen. Generally speaking, the mere presence of Augat salesmen in other states is not sufficient to create income tax nexus and therefore we do not file income tax returns in those other states.)

(b)  Inventory and/or fixed assets located at unrelated maquila in Mexico

(c)  Trade show booth(s)

(d) Fixed assets and inventory recently purchased from Porta Systems but still located at seller's facility in Texas; to be eventually sent to Augat Inc. in Hopkinton, MA.

(e)  Idle building

                      DESCRIPTION OF DEBT, LEASES AND LIENS

1. Current Debt of the Company and its Restricted Subsidiaries outstanding on May 31, 1996 is as follows:

   None

2. Funded Debt (other than Capitalized Rentals) of the Company and its Restricted Subsidiaries outstanding on May 31, 1996 is as follows:

     1. $40,000,000 senior notes due February 1, 1999 among Augat Inc., as Borrower and Principal Mutual and Allstate as lenders, as amended as of July 1, 1994.

          Outstanding obligation on May 31, 1996: $26,650,000.
          Augat Inc. as obligor.

     2. $100,000,000 revolving credit facility among Augat Inc., as Borrower and The First National Bank of Boston, NationsBank, Fleet Bank, N.A. and National Westminster Bank.

          Outstanding obligation on May 31, 1996: $21,500,000

     3.   Western Economic Loan
          Photon Systems - acquired in acquisition

          Outstanding obligation on May 31, 1996: $165,935

     4. Altair Boyne Bond - (Automotive): $2,400,000. Altair International as Obligor.

          Outstanding obligation on May 31, 1996: $2,400,000
          Note: This obligation was paid in full on June 3rd.




                                    ANNEX C
                                 (to Exhibit B)


3. Capitalized Leases of the Company and its Restricted Subsidiaries outstanding on May 31, 1996 are as follows:


Augat Automotive outstanding obligation at May 31, 1996:                        $      855     st

Augat Wiring Systems outstanding obligation at May 31, 1996:                    $   25,202     st
                                                                                $   58,447     lt

Augat LRC outstanding obligation at May 31, 1996:                               $  699,305     st
                                                                                $2,411,855     lt

          The interest rate is at various rates from 7.23% to 8.9% based on lease agreement of 130 BP above First National Bank of Boston's borrowing rate.

Augat ETI outstanding obligation at May 31, 1996:                               $    5,793     st

          The interest rate is 12.5%.

Augat Communications outstanding obligation at May 31, 1996:                    $   38,037     st

NOTE:  st REPRESENTS SHORT-TERM / lt REPRESENTS LONG-TERM

4. Liens securing Debt of the Company and its Restricted Subsidiaries outstanding on May 31, 1996 are as follows:

     Items #3 and 4 of paragraph 2 above and all Capitalized Leases set forth in paragraph 3 above are secured by liens.

                             OUTSTANDING AGREEMENTS

     Revolving Credit Agreement dated as of July 22, 1994 among the Company, The First National Bank of Boston, individually and as agent and the other banks named therein.


                                     ANNEX D
                                 (to Exhibit B)

                DESCRIPTION OF SPECIAL COUNSEL'S CLOSING OPINION

     The closing opinion of Chapman and Cutler, special counsel to the Noteholders, called for by [Section]4.1 of the Agreement, shall be dated the Closing Date and addressed to the Noteholders, shall be satisfactory in form and substance to the Noteholders and shall be to the effect that:

          1. The Company is a corporation, validly existing and in good standing under the laws of the Commonwealth of Massachusetts and has the corporate power and the corporate authority to execute and deliver the Agreement and to issue the New Notes.

          2. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          3. The New Notes have been duly authorized by all necessary corporate action on the part of the Company, and the New Notes being delivered on the date hereof have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The issuance, sale and delivery of the New Notes under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the New Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

     The opinion of Chapman and Cutler shall also state that the opinion of Hale & Dorr is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Noteholders are justified in relying thereon.

         In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Restated Articles of Organization certified by, and a certificate of good standing of the Company from, the Secretary of State of the Commonwealth of Massachusetts and the By-laws of the Company. The opinion of Chapman and Cutler is limited to the laws of the Commonwealth of Massachusetts and the Federal laws of the United States. In giving such opinion Chapman and Cutler may rely upon the opinion



                                    EXHIBIT C
                              (to note Agreement)
of Hale and Dorr as to all matters governed by the laws of the Commonwealth of Massachusetts.

     With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Company and upon representations of the Company and Noteholders delivered in connection with the Agreement.

                         DESCRIPTION OF CLOSING OPINION
                            OF COUNSEL TO THE COMPANY

     The closing opinion of Hale and Dorr, counsel for the Company, which is called for by [Section]4.1 of the Agreement, shall be dated the Closing Date and addressed to the Noteholders, shall be satisfactory in scope and form to the Noteholders and shall be to the effect that:

          1. The Company is a corporation, duly incorporated, legally existing and in good standing under the laws of the Commonwealth of Massachusetts, has corporate power and authority and is duly authorized to enter into and perform the Agreement and to issue the New Notes, and has full corporate power and authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.

          2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.

          3. The Agreement has been duly authorized by all necessary corporate action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          4. The New Notes have been duly authorized by all necessary corporate action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).

          5. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal, state or local, is necessary in connection with the execution and delivery of the Agreement or the New Notes.

                                   EXHIBIT D
                              (to Note Agreement)

          6. The issuance of the New Notes and the execution, delivery and performance by the Company of the Agreement do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the Restated Articles of Organization or By-laws of the Company or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company may be bound.

          7. The issuance, sale and delivery of the New Notes under the circumstances contemplated by the Agreement do not, under existing law, require the registration of the New Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.

          8. There are no proceedings pending or, to the knowledge of such counsel, threatened, and to the knowledge of such counsel there is no existing basis for any such proceedings, against or affecting the Company or any Restricted Subsidiary in or before any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might impair the ability of the Company to perform its obligations under the Agreement or the Notes.

     The opinion of Hale and Dorr shall cover such other matters relating to the Agreement and the sale and issuance of the New Notes as the Noteholders may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Company.




                                       D-2